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                                                                    Exhibit 10.4

                                  $184,400,000

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                           Dated as of October 6, 2003

                                      Among

                               ITC/\DELTACOM, INC.

                                    as Parent

                            INTERSTATE FIBERNET, INC.

                                   as Borrower

                     THE SUBSIDIARY GUARANTORS NAMED HEREIN

                            as Subsidiary Guarantors

                            THE LENDERS NAMED HEREIN

                                as Lender Parties

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                           as Administrative Agent and

                                Collateral Agent

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                                TABLE OF CONTENTS

ARTICLE I    DEFINITIONS AND ACCOUNTING TERMS..................................3

   SECTION 1.01.   Certain Defined Terms.......................................3
   SECTION 1.02.   Computation of Time Periods; Other Definitional
                      Provisions..............................................32
   SECTION 1.03.   Accounting Terms...........................................32

ARTICLE II   AMOUNTS AND TERMS OF THE ADVANCES................................32

   SECTION 2.01.   Restructuring..............................................32
   SECTION 2.02.   Intentionally Omitted......................................32
   SECTION 2.03.   Repayment of Advances......................................32
   SECTION 2.04.   Intentionally omitted......................................34
   SECTION 2.05.   Prepayments................................................34
   SECTION 2.06.   Interest...................................................36
   SECTION 2.07.   Fees.......................................................37
   SECTION 2.08.   Conversion of Advances.....................................37
   SECTION 2.09.   Increased Costs, Etc.......................................38
   SECTION 2.10.   Payments and Computations..................................39
   SECTION 2.11.   Taxes......................................................41
   SECTION 2.12.   Sharing of Payments, Etc...................................43
   SECTION 2.13.   Use of Proceeds............................................44
   SECTION 2.14.   Defaulting Lenders.........................................44
   SECTION 2.15.   Evidence of Debt; Register.................................46

ARTICLE III  CONDITIONS OF LENDING............................................47

   SECTION 3.01.   Conditions Precedent to the Amendment Effective Date.......47

ARTICLE IV   REPRESENTATIONS AND WARRANTIES...................................52

   SECTION 4.01.   Representations and Warranties of the Borrower.............52

ARTICLE V    COVENANTS OF THE PARENT..........................................59

   SECTION 5.01.   Affirmative Covenants......................................59
   SECTION 5.02.   Negative Covenants.........................................66
   SECTION 5.03.   Reporting Requirements.....................................78

ARTICLE VI   EVENTS OF DEFAULT................................................83

   SECTION 6.01.   Events of Default..........................................83

ARTICLE VII  GUARANTY.........................................................86

   SECTION 7.01.   Guaranty; Limitation of Liability..........................86
   SECTION 7.02.   Guaranty Absolute..........................................87
   SECTION 7.03.   Waivers and Acknowledgments................................88
   SECTION 7.04.   Subrogation................................................89
   SECTION 7.05.   Guaranty Supplements.......................................90

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   SECTION 7.06.   Subordination..............................................90
   SECTION 7.07.   Continuing Guaranty; Assignments...........................91
   SECTION 7.08.   Release of Guarantor.......................................91

ARTICLE VIII THE AGENT........................................................92

   SECTION 8.01.   Authorization and Action...................................92
   SECTION 8.02.   Agents' Reliance, Etc......................................92
   SECTION 8.03.   Wells Fargo and Affiliates.................................92
   SECTION 8.04.   Lender Party Credit Decision...............................93
   SECTION 8.05.   Indemnification............................................93
   SECTION 8.06.   Successor Agents...........................................94
   SECTION 8.07.   Appointment of Subagents...................................94

ARTICLE IX   MISCELLANEOUS....................................................95

   SECTION 9.01.   Amendments, Etc............................................95
   SECTION 9.02.   Notices, Etc...............................................95
   SECTION 9.03.   No Waiver; Remedies........................................96
   SECTION 9.04.   Costs and Expenses.........................................96
   SECTION 9.05.   Right of Set-off...........................................98
   SECTION 9.06.   Binding Effect.............................................98
   SECTION 9.07.   Assignments and Participations.............................98
   SECTION 9.08.   Execution in Counterparts.................................101
   SECTION 9.09.   Confidentiality...........................................101
   SECTION 9.10.   Release of Collateral.....................................101
   SECTION 9.11.   Jurisdiction, Etc.........................................101
   SECTION 9.12.   Governing Law.............................................102
   SECTION 9.13.   Waiver of Jury Trial......................................102
   SECTION 9.14.   Waiver and Consent........................................102
   SECTION 9.15.   Release of the Agent and the Lenders......................102
   SECTION 9.16.   FS Multimedia, Inc........................................103

SCHEDULES

Schedule I          -   Applicable Lending Offices
Schedule II         -   Subsidiary Guarantors
Schedule 4.01(b)    -   Subsidiaries
Schedule 4.01(d)    -   Authorizations, Approvals, Actions, Notices and Filings
Schedule 4.01(f)    -   Disclosed Litigation
Schedule 4.01(p)    -   Plans, Multiemployer Plans and Welfare Plans
Schedule 4.01(r)    -   Open Years; Unpaid Tax Liabilities; Adjusted Tax Bases
Schedule 4.01(u)    -   Surviving Debt
Schedule 4.01(v)    -   Liens
Schedule 4.01(w)    -   Owned Real Property
Schedule 4.01(x)    -   Leased Real Property
Schedule 4.01(y)    -   Investments

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Schedule 4.01(z)    -   Intellectual Property
Schedule 4.01(aa)   -   Material Contracts

EXHIBITS

Exhibit A-1   -   Form of Tranche 1 Term B Note
Exhibit A-2   -   Form of Tranche 2 Term B Note
Exhibit A-3   -   Form of Tranche 3 Term B Note
Exhibit B     -   Intentionally Omitted
Exhibit C     -   Form of Assignment and Acceptance
Exhibit D     -   Form of Security Agreement
Exhibit E     -   Form of Intercreditor and Subordination Agreement
Exhibit F     -   Form of Solvency Certificate
Exhibit G     -   Form of Opinion of Counsel to the Loan Parties
Exhibit H     -   Intentionally Omitted
Exhibit I     -   Form of Guaranty Supplement

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

                                                                    Exhibit 10.6

                                                                 Execution Copy

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

          SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 6, 2003 (this "Agreement"), among ITC/\DeltaCom, Inc., a Delaware corporation (the "Parent"), Interstate FiberNet, Inc., a Delaware corporation (the "Borrower"), the subsidiary guarantors listed on the signature page hereof, the banks, financial institutions and other institutional lenders listed on the signature pages hereof (the "Lender Parties"), Wells Fargo Bank Minnesota, National Association ("Wells Fargo"), as administrative agent (together with any successor administrative agent appointed pursuant to Article VIII, the "Administrative Agent") for the Lender Parties, and as collateral agent (together with any successor collateral agent appointed pursuant to Article VIII, the "Collateral Agent" and, together with the Administrative Agent, the "Agents").

                                    RECITALS:

          WHEREAS, pursuant to the Credit Agreement, dated as of April 5, 2000, as amended (the "Original ITCD Credit Agreement"), the Lender Parties lent to the Borrower $160,000,000 consisting of $100,000,000 under the Tranche 1 Term B Facility (as hereinafter defined) and $60,000,000 under the Tranche 2 Term B Facility (as hereinafter defined) in order to finance (a) working capital and certain capital expenditures (including the build-out of the collocation and data services businesses) and other general corporate purposes and (b) the purchase of equipment, respectively;

          WHEREAS, the Parent, the Borrower, the Subsidiary Guarantors, the Amendment Lenders (as hereinafter defined) from time to time a party thereto, Morgan Stanley Senior Funding, Inc., as Administrative Agent, and Morgan Stanley & Co., Incorporated, as Collateral Agent, entered into an amendment and restatement, dated as of October 29, 2002, of the Original ITCD Credit Agreement (the "First Amended ITCD Credit Agreement");

          WHEREAS, pursuant to a letter, dated April 15, 2003, Morgan Stanley Senior Funding, Inc. resigned as Administrative Agent and Morgan Stanley & Co., Incorporated resigned as Collateral Agent under the First Amended ITCD Credit Facility, and pursuant to the Successor Agent Agreement, dated as of September 2, 2003, among Wells Fargo, Morgan Stanley Senior Funding, Inc., Morgan Stanley & Co., Incorporated and the Lender Parties (the "Successor Agent Agreement"), the Lender Parties appointed Wells Fargo to act as Administrative Agent and Collateral Agent under the First Amended ITCD Credit Agreement;

          WHEREAS, the Board of Directors of the Parent has determined that it is advisable and in the best interests of the Parent's stockholders, and consistent with and in furtherance of the Parent's business strategies and goals, for the Parent to acquire indirectly all of the outstanding shares of BTI Telecom Corp., a North Carolina corporation ("BTI"), through the merger of 8DBC1 Corp., a North Carolina corporation and wholly owned direct subsidiary of the Parent ("Merger Co."), with and into BTI (the "Merger") upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of July 2, 2003, among BTI, the parties identified on the signature pages thereto as the "WCAS Securityholders," the Parent and Merger Co. (as amended, the "Merger Agreement");

          WHEREAS, the Board of Directors of BTI and the Board of Directors of Merger Co. have each determined that it is advisable and in the best interests of their shareholders, and consistent with and in furtherance of their business strategies and goals, for the Parent to acquire indirectly all of the outstanding shares of BTI through the Merger upon the terms and subject to the conditions set forth in the Merger Agreement;

          WHEREAS, immediately following the consummation of the Merger, the Borrower and BTI will each be a direct wholly owned subsidiary of the Parent and will each be a parent company of wholly owned subsidiaries, including, in the case of BTI, Business Telecom, Inc. ("BTI, Inc.");

          WHEREAS, in connection with the closing of the transactions contemplated by the Merger Agreement, the parties hereto desire that (a) an amount equal to the aggregate principal amount of the loans advanced to the Borrower by the Lenders pursuant to the Original ITCD Credit Agreement and the First Amended ITCD Credit Agreement and an amount equal to $30,000,000 of the aggregate principal amount of loans advanced to BTI, Inc. pursuant to the Original BTI Credit Agreement (as hereinafter defined) (which amounts advanced to BTI, Inc. shall be deemed to be a Tranche 3 Term B Borrowing for all purposes hereunder) and all interest due thereon as of the Amendment Effective Date (as hereinafter defined) shall be restructured, continued, converted and consolidated, subject to the terms and conditions contained herein, and (b) an amount equal to the remaining aggregate principal amount of loans advanced to BTI, Inc. pursuant to the Original BTI Credit Agreement shall be restructured, continued, converted and consolidated into and under the Credit Agreement, to be entered into among the Parent, the Borrower, the subsidiary guarantors listed on the signature pages thereto, the banks and financial institutions listed on the signature pages thereto as Lenders and General Electric Capital Corporation, solely in its capacity as administrative and collateral agent for such Lenders, and not as lessor under any capital lease (as amended, the "Second Lien Credit Agreement"); and

          WHEREAS, it is the intention of the parties that this Agreement not novate, extinguish or replace the indebtedness governed by the Original ITCD Credit Agreement, the First Amended ITCD Credit Agreement or the Original BTI Credit Agreement but that, from and after the Amendment Effective Date, the First Amended ITCD Credit Agreement and $30,000,000 of the aggregate principal amount of the loans advanced by BTI, Inc. pursuant to the original BTI Credit Agreement shall be assumed, restructured, combined, converted and consolidated pursuant to an amendment and restatement of the First Amended ITCD Credit Agreement;

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties

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

agree that, as of the Amendment Effective Date, the First Amended ITCD Credit Agreement shall be amended and restated in its entirety as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Additional Guarantor" has the meaning specified in Section 7.05.

          "Administrative Agent" has the meaning specified in the preamble of this Agreement.

          "Administrative Agent's Account" means the account of the Administrative Agent as the Administrative Agent shall specify in writing to the Lender Parties.

          "Advance" means a Tranche 1 Term B Advance, a Tranche 2 Term B Advance or a Tranche 3 Term B Advance.

          "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

          "Agents" has the meaning specified in the preamble of this Agreement.

          "Agreement Value" means, for each Hedge Agreement, on any date of determination, an amount determined by the Administrative Agent equal to:
     (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the "Master Agreement"), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole "Affected Party," and (iii) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of Master Agreement); or (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party to such Hedge

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     Agreement determined by the Administrative Agent based on the settlement price of such Hedge Agreement on such date of determination; or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party to such Hedge Agreement determined by the Administrative Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

          "Amendment Effective Date" means the first date on which the conditions set forth in Section 3.01 shall have been satisfied.

          "Amendment Lenders" means the lenders signatory to the First Amended ITCD Credit Agreement.

          "Applicable Base Rate Margin" means the Applicable Eurodollar Rate Margin then in effect, less 1.00%.

          "Applicable Eurodollar Rate Margin" means initially 4.00%, subject to adjustment each fiscal quarter according to the following, determined by the Senior Debt Ratio as measured on the last day of each fiscal quarter for the period of the four consecutive fiscal quarters then ended, commencing December 31, 2003, and as certified by the Borrower to the Agents and the Lender Parties in the Financial Covenants Certificate:

     Senior Debt Ratio   Applicable Eurodollar Rate Margin
     -----------------   ---------------------------------
          ** 4.00x                     5.25%
          ** 3.50x                     4.75%
          ** 3.25x                     4.25%
          ** 3.00x                     4.00%
          ** 2.50x                     3.75%
          *  2.50x                     3.50%

*  Less than
** More than or equal to

     For purposes of computing the applicable Eurodollar Rate Margin, EBITDA may be adjusted pursuant to Section 5.02(q)(ii)(B).

          "Applicable Lending Office" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

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

          "Appropriate Lender" means, at any time, with respect to any of the Tranche 1 Term B Facility, the Tranche 2 Term B Facility or the Tranche 3 Term B Facility, a Lender that has a Commitment with respect to such Facility at such time.

          "Approved Fund" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C hereto.

          "Assumed BTI Debt" means (a) the Debt evidenced by the Tranche 3 Term B Advances, (b) the Debt under the Second Lien Loan Documents, (c) unsecured Debt in the principal amount of $18,525,000 evidenced by the 10 1/2% Senior Notes due 2007 of BTI and (d) unsecured Debt in the principal amount of $7,100,000 evidenced by the note payable by BTI, Inc. to the order of P&H, Inc.

          "Bankruptcy Code" means title 11 of the United States Code, as amended.

          "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

               (a) the rate listed in the "Money Rates" section of The Wall Street Journal as the "prime rate"; and

               (b) 1/2 of 1% per annum above the Federal Funds Rate.

          "Base Rate Advance" means an Advance that bears interest as provided in Section 2.06(a)(i).

          "Benefit Plan Exchange Offer" means any transaction in which the Parent acquires and/or retires Equity Plan Securities in exchange for other Equity Plan Securities.

          "Board Designees" means individuals whose nomination for election, appointment or election as directors of the Parent is effectuated pursuant to (a) the Governance Agreement or (b) the Series A Certificate of Designation or the Series B Certificate of Designation.

          "Borrower" has the meaning specified in the preamble of this Agreement.

          "Borrowing" means a Tranche 1 Term B Borrowing, a Tranche 2 Term B Borrowing or a Tranche 3 Term B Borrowing.

          "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates

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     to any Eurodollar Rate Advances, on which dealings are carried on in the
     London interbank market.

          "BTI" has the meaning specified in recitals of parties to this Agreement.

          "BTI, Inc." has the meaning specified in recitals of parties to this Agreement.

          "Capital Expenditures" means, for any Person for any period, the sum of, without duplication, (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year plus (b) the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or Incurred in connection with any such expenditures. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

          "Capital Lease Amendment" means the Amendment to the Schedules and Leases, dated as of October 29, 2002, among NTFC, General Electric Capital Corporation, solely in its capacity as lessor , the Borrower and ITC/\DeltaCom Communications, Inc.

          "Capital Lease Amendment Payments" means one or more payments of any amount of the maximum aggregate payment of $6,000,000 referred to in
     Section 1(a)(ii) of the Capital Lease Amendment.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the date of this Agreement or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

          "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

          "Cash Equivalents" means any of the following, to the extent owned by the Parent or any of its Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than 360 days from the date of issuance thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States; (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of

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     the United States or any State thereof and has combined capital and surplus of at least $1 billion; (c) commercial paper in an aggregate amount of no more than $160,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "P-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's, a division of The McGraw-Hill Companies, Inc.; or (d) obligations issued by any state of the United States of America or any municipality or other political subdivision of any such state or any public instrumentality thereof having, at the time of acquisition, the highest rating obtainable from any of Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch Ratings, Inc., including, without limitation, auction rate certificates.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

          "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

          "Change of Control" means the occurrence on any date after the Amendment Effective Date of any of the following: (a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of more than 35% of the total voting power of the Voting Stock of the Parent on a Fully Diluted Basis and such ownership represents a greater percentage of the total voting power of the Voting Stock of the Parent, on a Fully Diluted Basis, than the percentage of the total voting power of the Voting Stock of the Parent, on a Fully Diluted Basis, beneficially owned (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) by the Existing Stockholders on such date; or (b) individuals who on the Amendment Effective Date constitute the board of directors of the Parent (together with any new directors whose appointment by the board of directors of the Parent or whose nomination by the board of directors of the Parent for election by the Parent's stockholders was approved by a vote of at least a majority of the members of the board of directors then in office who either were members of the board of directors on the Amendment Effective Date or whose appointment or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the board of directors then in office; or (c) the Parent shall cease to own 100% of the Equity Interests of the Borrower. For purposes of clause (b) of this definition, all Board Designees shall be deemed to be members of the board of directors of the Parent whose appointment or nomination for election was approved in the manner specified in clause (b).

          "Chief Financial Officer" means, with respect to any Loan Party, the officer of such Loan Party designated by such Loan Party as its chief financial officer or, if there is no such officer designation, the officer of such Loan Party designated by such Loan Party as its principal accounting officer.

          "Collateral" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties, and shall not include any equipment or other property pledged as collateral to secure either of the GECC Capital Lease or the NTFC Capital Lease.

          "Collateral Account" has the meaning specified in the Security Agreement.

          "Collateral Agent" has the meaning specified in the preamble of this Agreement.

          "Collateral Documents" means the Security Agreement, the Intercreditor and Subordination Agreement, the Mortgages and any other agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

          "Commitment" means a Tranche 1 Term B Commitment, a Tranche 2 Term B Commitment or a Tranche 3 Term B Commitment.

          "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's equity, other than Preferred Stock of such Person, whether outstanding on the date of this Agreement or issued thereafter, including, without limitation, all series and classes of such common stock.

          "Confidential Information" means information that any Loan Party furnishes to any Agent or any Lender Party on a confidential basis, but does not include any such information that is or becomes generally available to the public or that is or becomes available to such Agent or such Lender Party from a source other than the Loan Parties which such Agent or such Lender Party do not have reason to believe is confidential information. Notwithstanding anything to the contrary set forth in this definition or in this Agreement "Confidential Information" shall not include information relating to the tax structure or tax treatment of any structure or transaction and all materials of any kind (including opinions and other tax analyses) that are provided to the party relating to such tax treatment and tax structure, excluding information the confidentiality of which is reasonably necessary to comply with U.S. Federal or state securities laws, it being the intent of the foregoing to cause any structure or transaction not to be treated as having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under
     Section 6011 of the Internal Revenue Code, and this definition shall be construed in a manner consistent with such purpose.

          "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

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

          "Contingent Obligation" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor,
     (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

          "Contingent Payments" means any one or more payments in an aggregate amount not to exceed $21,900,000 made by a Loan Party upon the occurrence of an "Event" as defined in, and pursuant to, Section 32.2 of the Amendment to the Revised and Restated Fiber Optic Facilities and Services Agreement, dated as of August 1, 2000, as amended, between Southern Telecom, Inc. on behalf of itself and as agent for the other parties named therein, and the Borrower.

          "Conversion," "Convert" and "Converted" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section
     2.08 or 2.09.

          "Conversion Shares" means the Common Stock or other securities issued or issuable upon conversion of the Series A Preferred Stock.

          "Current Assets" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

          "Current Liabilities" of any Person means (a) all Debt of such Person that by its terms is payable on demand or matures within one year after the date of determination (excluding any Debt renewable or extendible, at the option of such Person, to a date more than one year from such date or arising under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date), (b) all amounts of Funded Debt of such Person required to be paid or prepaid within one year after such date and (c) all other items (including taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of such Person.

          "Debt" of any Person means, at any time without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 90 days incurred in the ordinary course of such Person's business, unless such trade payables overdue by more than 90 days are contested in good faith by such Person), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to Redeem any Equity Interests (other than Reorganization Securities or Merger Agreement Securities) in such Person or in any other Person, or to Redeem options, warrants or other rights to purchase or otherwise acquire such Equity Interests (other than Reorganization Securities or Merger Agreement Securities), before the date which is six months after the Termination Date (provided, that if the exercise of the right to Redeem such Equity Interests or options, warrants or other rights is at the option of such Person under the terms of such Equity Interests or otherwise, the date of such Person's exercise, if any, of such right to Redeem shall be the date on which such Person shall first be deemed to have an Obligation to Redeem such Equity Interests or options, warrants or other rights for purposes of this definition), valued in the case of Preferred Interests at the stated liquidation preference of such Preferred Interests plus accrued and unpaid dividends from time to time,
     (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Contingent Obligations of such Person and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations. Notwithstanding clause (g) of this definition, the Obligations referred to in such clause (g) as constituting "Debt" shall not include Obligations of such Person to Redeem Equity Interests in such Person (or to Redeem options, warrants or other rights to purchase or otherwise acquire such Equity Interests) in exchange for, or out of the proceeds of a substantially concurrent offering of, other Equity Interests (or options, warrants or other rights to purchase or otherwise acquire such other Equity Interests) in such Person, provided, that any Obligations of such Person to Redeem such other Equity

     Interests (or to Redeem options, warrants or other rights to purchase or acquire such other Equity Interests) shall be subject to the provisions of such clause (g).

          "Debt for Borrowed Money" of any Person means all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person, provided, however, that, notwithstanding the foregoing, "Debt for Borrowed Money" shall not include any Preferred Interests (including, without limitation, with respect to the Loan Parties, the Series A Preferred Stock and the Series B Preferred Stock) or any dividends accrued or paid or payable with respect to Preferred Interests.

          "Debt Rating" has the meaning set forth in Section 5.01(n)(ii).

          "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "Defaulted Amount" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to any Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time that has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to
     (a) any other Lender Party pursuant to Section 2.12 to purchase any participation in Advances owing to such other Lender Party and (b) any Agent pursuant to Section 8.05 to reimburse such Agent for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to such Agent. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.14(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

          "Defaulting Lender" means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(f).

          "Disclosed Litigation" has the meaning specified in Section 3.01(f).

          "Domestic Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

          "EBITDA" means, for any Person for any period, the sum, determined on a Consolidated basis, of (a) net income (or net loss) after eliminating extraordinary and/or non- recurring items to the extent included in net income (except as provided in this definition), (b) interest expense, (c) income tax expense, (d) depreciation expense, (e) amortization expense, (f) the aggregate of all non-cash charges deducted in arriving at net income in clause (a) above, including, but not limited to, asset impairment charges, and (g) any restructuring charges (i) that are recognized and paid after August 31, 2002 within four months of the applicable restructuring event, and (ii) to the extent not included in clause (i) above, relating to the Merger (with respect to the Parent and its Subsidiaries) or any other merger or acquisition permitted under this Agreement that is recognized and paid after the Amendment Effective Date within nine months of the consummation of the Merger or other applicable merger or acquisition, and which has a benefit over a twelve-month period that exceeds such charge, in each case determined in accordance with GAAP for such period (including, without limitation, Emerging Issues Task Force Issue 94-3 and Statement of Financial Accounting Standards No. 146).

          "Eligible Assignee" means any commercial bank or financial institution (including, without limitation, any fund that regularly invests in loans similar to the Advances) as approved (so long as no Default has occurred and is continuing at the time of the relevant assignment pursuant to
     Section 9.07) by the Borrower (such approval not to be unreasonably withheld or delayed); provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

          "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

          "Environmental Law" means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

          "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

          "Equity Interests" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

          "Equity Plan Securities" means any Equity Interests awarded, granted, sold or issued pursuant to any stock option, restricted stock, stock incentive, deferred compensation, profit sharing, defined benefit, defined contribution or other benefit plan of any Loan Party or any Subsidiary of any Loan Party.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

          "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9),
     (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA), excluding, however, a "standard termination" as defined in
     Section 4041(a)(2) of ERISA; (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in
     Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

          "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a

     Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

          "Eurodollar Rate" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period (provided, that, if for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates) by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

          "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.06(a)(ii).

          "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

          "Events of Default" has the meaning specified in Section 6.01.

          "Excess Cash Flow" means, for any period,

               (a) the sum of:

                    (i) Consolidated net income (or loss) of the Parent and its
               Subsidiaries for such period plus

                    (ii) the aggregate amount of all non-cash charges deducted in arriving at such Consolidated net income (or loss) plus

                    (iii) if there was a net increase in Consolidated Current
               Liabilities of the Parent and its Subsidiaries during such period, the amount of such net increase plus

                    (iv) if there was a net decrease in Consolidated Current
               Assets (excluding cash and Cash Equivalents) of the Parent and its Subsidiaries during such period, the amount of such net decrease less

               (b) the sum of (without duplication):

                    (i) the aggregate amount of all non-cash credits included in arriving at such Consolidated net income (or loss) plus

                    (ii) if there was a net decrease in Consolidated Current
               Liabilities of the Parent and its Subsidiaries during such period, the amount of such net decrease plus

                    (iii) if there was a net increase in Consolidated Current
               Assets (excluding cash and Cash Equivalents) of the Parent and its Subsidiaries during such period, the amount of such net increase plus

                    (iv) Capital Expenditures of the Parent and its Subsidiaries
               during such period, provided, however, that such Capital Expenditures are made in the telecommunications industry or ancillary or related industry plus

                    (v) the Capital Lease Amendment Payments and all scheduled payments of principal (without regard to any prepayments) outstanding under the GECC Capital Lease and the NTFC Capital Lease plus

                    (vi) all payments made pursuant to Sections 2.03(a),
               2.03(b), 2.03(c) and 2.05(a) plus

                    (vii) all payments of principal on account of Assumed BTI
               Debt.

     Notwithstanding anything contained in this Agreement to the contrary, any financial statement effect related to the deposit of funds into, or the withdrawal of funds from, the segregated account referred to in Section 5.01(n)(iv) shall be excluded from Excess Cash Flow.

          "Existing Stockholders" means the WCAS Securityholders and their Affiliates. For purposes of this definition, "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Extraordinary Receipt" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments, any net proceeds of any Permitted Refinancing and any purchase price adjustment received in connection with any purchase agreement; provided, however, that an Extraordinary Receipt shall not include cash receipts, awards or payments received from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments (a) are in respect of loss or damage to equipment pledged as collateral to secure, or are otherwise properly attributable to, either of the GECC Capital Lease or the NTFC Capital Lease (and such cash receipts, awards or payments shall be held in a segregated account in trust for the benefit of General Electric Capital Corporation (solely in its capacity as lessor under the GECC Capital Lease) and NTFC to be remitted to General Electric Capital Corporation (solely in its capacity as lessor under the GECC Capital Lease) and NTFC in accordance with the GECC Capital Lease and the NTFC Capital Lease), or (b) are in respect of loss or damage to fixed assets, real property or equipment (other than equipment pledged to secure either of the GECC Capital Lease or the NTFC Capital Lease) and are applied to replace or repair such fixed assets, real property or equipment in respect of which such proceeds, awards or payments were received in accordance with the terms of the Loan Documents (or to reimburse such Person for expenditures previously incurred on account of such replacement or repair), provided, that such proceeds, awards or payments (i) are immediately deposited into an account held by the Collateral Agent on behalf of the Lenders, and (ii) are applied within twelve months after the occurrence of such damage or loss, provided, that the Borrower shall have delivered documentation reasonably satisfactory to the Administrative Agent evidencing the cost and proposed use of any equipment repaired or replaced pursuant thereto, or (c) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto, or (d) are received by any Person by way of reimbursement or indemnification of such Person for costs and expenses incurred by such Person. Any proceeds that are properly attributable to the GECC Capital Lease or the NTFC Capital Lease shall not constitute "Extraordinary Receipts."

          "Facility" means the Tranche 1 Term B Facility, the Tranche 2 Term B Facility or the Tranche 3 Term B Facility and "Facilities" means, collectively, the Tranche 1 Term B Facility, the Tranche 2 Term B Facility and the Tranche 3 Term B Facility.

          "FCC" means the Federal Communications Commission, or any governmental agency succeeding to the functions thereof.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Financial Covenants Certificate" means the certificate delivered by the Borrower and certified by the Chief Financial Officer of the Borrower and containing the information specified in the definition of "Applicable Eurodollar Rate Margin" and Sections 2.05(b)(v), 2.05(b)(vi), 5.02(b), 5.02(q), 5.03(b)(iii) and (iv), 5.03(c)(iii) and 5.03(q)(v), as applicable, and demonstrating compliance with the applicable covenants.

          "First Amended ITCD Credit Agreement" has the meaning specified in the recitals of parties to this Agreement.

          "Fiscal Year" means a Fiscal Year of the Parent and its Consolidated Subsidiaries ending on December 31 in any calendar year.

          "Fully Diluted Basis" means, as of any date of determination, the sum of (i) the number of shares of Voting Stock outstanding as of such date of determination plus (ii) the number of shares of Voting Stock issuable upon the exercise, conversion or exchange of all then-outstanding warrants, options, convertible Capital Stock or indebtedness, exchangeable Capital Stock or indebtedness, or other rights exercisable for or convertible or exchangeable into, directly or indirectly, shares of Voting Stock, whether at the time of issue or upon the passage of time or upon the occurrence of some future event, and whether or not in the money as of such date of determination.

          "Funded Debt" of any Person means Debt of such Person that by its terms matures more than one year after the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including, without limitation, all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of its creation.

          "GAAP" has the meaning specified in Section 1.03.

          "GECC" means General Electric Capital Corporation solely in its capacity as a Lender Party under this Agreement or as a Lender Party or Administrative Agent and Collateral Agent as provided and defined in the Second Lien Credit Agreement, but not in its capacity as lessor under the GECC Capital Lease.

          "GECC Capital Lease" means the Master Lease Agreement, dated December 31, 2001, and the schedules and annexes thereto, as amended, between General Electric Capital Corporation, solely in its capacity as lessor, and ITC/\DeltaCom Communications, Inc.

          "Governance Agreement" means the Governance Agreement, dated as of July 2, 2003, as amended, among the Parent, WCAS Capital Partners III, L.P., Welsh, Carson, Anderson & Stowe VIII, L.P., WCAS Information Partners, L.P. and certain individual investors and trusts listed on the signature pages thereto.

          "Guaranteed Obligations" has the meaning specified in Section 7.01(a).

          "Guaranties" means the Parent Guaranty and the Subsidiary Guaranties.

          "Guarantors" means the Parent and the Subsidiary Guarantors.

          "Guaranty Supplement" has the meaning specified in Section 7.05.

          "Hazardous Materials" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and
     (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

          "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

          "Hedge Bank" means any Lender Party or an Affiliate of a Lender Party in its capacity as a party to a Secured Hedge Agreement.

          "IFN" means Interstate FiberNet, Inc., the Borrower under this Agreement.

          "Incur" means, with respect to any Debt, to incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Debt.

          "Indemnified Party" has the meaning specified in Section 9.04(b).

          "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

          "Intercreditor and Subordination Agreement" means the Intercreditor and Subordination Agreement, dated as of the date hereof, among the Agents, the Lender Parties, the Agents as provided and defined in the Second Lien Credit Agreement, the Lender Parties as provided and defined in the Second Lien Credit Agreement, and the Loan Parties.

          "Interest Coverage Ratio" means, at any date of determination, the ratio of (a) Consolidated EBITDA to (b) cash interest paid in respect of all Debt for Borrowed Money, in each case, of or by the Parent and its Subsidiaries during the two fiscal quarter periods ending on the last date of the most recently ended fiscal quarter.

          "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

               (a) the Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

               (b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

               (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

               (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Inventory" means all Inventory referred to in Section 1(b) of the Security Agreement.

          "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor Incurs Debt of the types referred to in clause (i) or (j) of the definition of "Debt" in respect of such Person.

          "Lender Parties" has the meaning specified in the recitals of parties to this Agreement.

          "Lenders" means the Lender Parties and each Person that shall become a Lender hereunder pursuant to Section 9.07 for so long as such Lender Party or Person, as the case may be, shall be a party to this Agreement.

          "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property, but excluding any lien, security interest or other charge or encumbrance of any kind or other type of preferential arrangement in respect of Ordinary Course Obligations in an aggregate amount up to the sum of (x) $8,000,000, plus (y) if the Borrower shall make one or more optional prepayments of Advances pursuant to Section 2.05(a), the amount, up to $2,000,000, equal to the aggregate amount of such optional prepayments, provided, that the maximum aggregate amount of the Ordinary Course Obligations excluded from this definition shall not exceed $10,000,000.

          "Loan Documents" means (a) for purposes of this Agreement and the Notes and any amendment, supplement or modification hereof or thereof, (i) this Agreement, (ii) the Notes and (iii) the Collateral Documents and (b) for purposes of the Collateral Documents and for all other purposes other than for purposes of this Agreement and the Notes, (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents and (iv) each Secured Hedge Agreement.

          "Loan Parties" means the Borrower and the Guarantors.

          "Margin Stock" has the meaning specified in Regulation U.

          "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Parent and its Subsidiaries, taken as a whole.

          "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower, BTI and the Subsidiaries of the Borrower and BTI, taken as a whole, (b) the rights and remedies of the Agents or any Lender Party under any Loan Document or

     (c) the ability of any Loan Party to perform its Obligations under any Loan Document to which it is or is to be a party.

          "Material Contract" means, with respect to any Person, each contract to which such Person is a party involving aggregate consideration payable to or by such Person of $10,000,000 or more in any year or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person. With respect to the Loan Parties, the Merger Agreement shall be deemed to be a Material Contract.

          "MEGAPOP Transactions" means the transactions contemplated by (a) the Telecommunications Systems Agreement, dated as of April 7, 2003, as amended, between the Borrower and Mississippi Economic Growth Alliance & Point of Presence, Inc., (b) the Marketing and Operating Agreement, dated as of April 7, 2003, as amended, between the Borrower and Mississippi Economic Growth Alliance & Point of Presence, Inc. and (c) the Purchase Agreement, dated as of April 7, 2003, as amended, between the Borrower and Mississippi Economic Growth Alliance & Point of Presence, Inc.

          "Merger" has the meaning specified in the recitals of parties to this Agreement.

          "Merger Agreement" has the meaning specified in the recitals of parties to this Agreement.

          "Merger Agreement Common Stock" means (a) the Common Stock of the Parent issued or issuable pursuant to the Merger Agreement, (b) the Series B Conversion Shares and (c) the Series B Warrant Shares.

          "Merger Agreement Securities" means (a) the Merger Agreement Common Stock, (b) the Series B Preferred Stock and (c) the Series B Warrants.

          "Merger Closing Date" means the date on which the effective time of the Merger shall occur.

          "Merger Co." has the meaning specified in the recitals of parties to this Agreement.

          "Merger Transactions" means the transactions contemplated by the Merger Agreement, including, without limitation, (a) the Merger and (b) the issuance of the Merger Agreement Securities by the Parent.

          "Minimum Required Synergies" means gross capital expense reductions, gross cost of services expense reductions and other gross operating expense reductions in an aggregate amount of at least $37,000,000 realized since November 30, 2002 by the Loan Parties and arising from or related to the Merger Transactions.

          "Mortgage Policies" has the meaning specified in Section
     5.01(n)(i)(B).

          "Mortgages" has the meaning specified in Section 5.01(n)(i).

          "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Multiple Employer Plan" means a single employer plan, as defined in
     Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "Net Advance Payments" means prepayments of the purchase price or other consideration, net of brokers' and finders' fees and commissions, reasonable legal fees and other reasonable transaction costs.

          "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset by any Person (excluding (A) Equity Interests, (B) property properly attributable to the GECC Capital Lease or the NTFC Capital Lease and (C) payments made pursuant to Section 1(a)(ii)(A) of the Capital Lease Amendment), or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees and expenses, finder's fees and other similar fees and commissions and out-of-pocket costs and expenses, and (b) the amount of taxes payable in connection with or as a result of such transaction, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person and are properly attributable to such transaction or to the asset that is the subject thereof; provided, however, that in the case of taxes that are deductible under clause (b) above but for the fact that, at the time of receipt of such cash, such taxes have not been actually paid or are not then payable, such Loan Party or such Subsidiary may deduct an amount (the "Reserved Amount") equal to the amount reserved in accordance with GAAP for such Loan Party's or such Subsidiary's reasonable estimate of such taxes, other than taxes for which such Loan Party or such Subsidiary is indemnified; provided, further, however, that, at the time such taxes are paid, an amount equal to the amount, if any, by which the Reserved Amount for such taxes exceeds the amount of such taxes actually paid shall constitute "Net Cash Proceeds" of the type for which such taxes were reserved for all purposes hereunder; and provided, further, still, that Net Cash Proceeds from (i) the sale, lease, transfer or other disposition of any asset or (ii) Extraordinary Receipts shall not include up to $500,000 of cash proceeds in the aggregate received in connection with one or more such transactions or receipts, as the case may be, to the extent such cash proceeds are applied to replace the asset in respect of which such cash proceeds were received or are otherwise invested in such Person's business, so long as application is made within twelve months after the occurrence of such sale, lease, transfer or other disposition or receipt, as the case may be.

          "Note" means a Tranche 1 Term B Note, a Tranche 2 Term B Note or a Tranche 3 Term B Note.

          "NPL" means the National Priorities List under CERCLA.

          "NTFC" means NTFC Capital Corporation.

          "NTFC Capital Lease" means the Master Lease Agreement, dated December 29, 2000, and the schedules and annexes thereto, as amended, among NTFC, the Borrower and ITC/\DeltaCom Communications, Inc.

          "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

          "Open Year" has the meaning specified in Section 4.01(r)(iii).

          "Ordinary Course Obligations" means obligations (exclusive of obligations for the payment of borrowed money) under letters of credit, surety bonds, pledges, deposits or other arrangements made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business.

          "Original BTI Credit Agreement" means the Credit Agreement, dated as of March 30, 2001, as amended, among BTI, Inc., as Borrower, BTI, Business Telecom of Virginia, Inc., FS Multimedia, Inc., as Guarantors, General Electric Capital Corporation, as Agent and Lender, and Banc of America Strategic Solutions, Inc. and Export Development Canada (f/k/a Export Development Corporation), as Lenders.

          "Original ITCD Credit Agreement" has the meaning specified in the recitals of parties to this Agreement.

          "Other Taxes" has the meaning specified in Section 2.11(b).

          "Parent" has the meaning specified in the preamble of this Agreement.

          "Parent Guaranty" means the guaranty of the Parent set forth in
     Article VII.

          "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

          "Permitted Encumbrances" has the meaning specified in the Mortgages.

          "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b); (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) Permitted Encumbrances.

          "Permitted Refinancing" has the meaning specified in Section 5.02(b)(vii).

          "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means a Single Employer Plan or a Multiple Employer Plan.

          "Plan of Reorganization" means the Plan of Reorganization of the Parent under chapter 11 of the Bankruptcy Code in In re ITC/\DeltaCom, Inc. (Case No. 02-11848 (MFW)).

          "Pledged Debt" has the meaning specified in the Security Agreement.

          "Pledged Shares" has the meaning specified in the Security Agreement.

          "Post-Petition Interest" has the meaning specified in Section 7.06(b).

          "Pre-Amendment Information" means all of the written information provided by or on behalf of the Borrower to the Lenders prior to the Amendment Effective Date, including all written information regarding the Merger Transactions.

          "Preferred Interests" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

          "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference equity, whether outstanding on the date of this Agreement or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

          "PRI" means primary rate interface, a 1.544 mb/s information-carrying channel that furnishes integrated services digital network services to end users or wholesale customers.

          "PUC" means any state regulatory agency or body that exercises jurisdiction over the rates or services or the ownership, construction or operation of any network facility or long distance telecommunications systems or over Persons who own, construct or operate a network facility or long distance telecommunications systems, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in such state.

          "Redeem" means to purchase, redeem or otherwise retire or acquire for value, provided, however, that, notwithstanding the foregoing, "Redeem" shall not include (a) the acquisition and/or retirement by the Parent of Equity Interests of the Parent which are surrendered to the Parent as indemnification payments pursuant to the Merger Agreement, (b) the acquisition and/or retirement by the Parent of Common Stock or other Equity Interests of the Parent tendered by the holder of an Equity Plan Security in payment of an exercise or purchase price specified in such Equity Plan Security or (c) a Benefit Plan Exchange Offer.

          "Register" has the meaning specified in Section 2.15(b).

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Release Date" has the meaning specified in Section 5.01(n)(iv).

          "Reorganization Common Stock" means the Common Stock of the Parent issued or issuable under or in connection with the Plan of Reorganization, including, without limitation, the Conversion Shares and the Warrant Shares.

          "Reorganization Securities" means (a) the Reorganization Common Stock,
     (b) the Series A Preferred Stock and (c) the Warrants.

          "Replaced Lender Party" has the meaning specified in Section 2.11(g).

          "Replacement Effective Date" has the meaning specified in Section 2.11(g).

          "Replacement Lender Party" has the meaning specified in Section
     2.11(g).

          "Required Lenders" means, at any time, Lenders owed or holding at least a majority of the aggregate principal amount of the Advances outstanding at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time and (B) the aggregate unused Commitments of such Lender at such time.

          "Responsible Officer" means any officer of any Loan Party or any of its Subsidiaries.

          "Second Capital Lease Amendment" means the Second Amendment to the Schedules and Leases, dated as of the date hereof, among NTFC, General Electric Capital Corporation, solely in its capacity as lessor, the Borrower and ITC/\DeltaCom Communications, Inc.

          "Second Lien Credit Agreement" has the meaning specified in the recitals of the parties to this Agreement.

          "Second Lien Loan Documents" means the Loan Documents (as provided and defined in the Second Lien Credit Agreement).

          "Secured Hedge Agreement" means any Hedge Agreement required or permitted under Article V that is entered into by and between the Borrower and any Hedge Bank.

          "Secured Obligations" has the meaning specified in the Security Agreement.

          "Secured Parties" means the Agents, the Lender Parties and the Hedge Banks.

          "Security Agreement" has the meaning specified in Section 3.01(b)(ii).

          "Senior Debt" means, for any period, all Debt of the Borrower, BTI and the Subsidiaries of the Borrower and BTI, secured by a first priority Lien on real or personal property of the Borrower, BTI or the Subsidiaries of the Borrower or BTI, but excluding any Debt or other obligations owing to Southern Telecom, Inc., provided, that Capitalized Lease payments owing to Southern Telecom, Inc. for any Fiscal Year are less than $1,500,000.

          "Senior Debt Ratio" means, in respect of any specified period, the ratio of (a) Senior Debt for such period to (b) EBITDA for such period.

          "Series A Certificate of Designation" means the Parent's Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and other Special Rights of 8% Series A Convertible Redeemable Preferred Stock and Qualifications, Limitations and Restrictions thereof, as in effect from time to time.

          "Series A PIK Dividends" means the shares of Series A Preferred Stock paid or payable as dividends on outstanding shares of Series A Preferred Stock.

          "Series A Preferred Stock" means the shares of preferred stock of the Parent designated as the 8% Series A Convertible Redeemable Preferred Stock and issued pursuant to the Series A Certificate of Designation, including, without limitation, Series A PIK Dividends.

          "Series B Certificate of Designation" means the Parent's Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and other Special Rights of 8% Series B Convertible Redeemable Preferred Stock and Qualifications, Limitations and Restrictions thereof, as in effect from time to time.

          "Series B Conversion Shares" means the Common Stock or other securities issued or issuable upon conversion of the Series B Preferred Stock.

          "Series B PIK Dividends" means the shares of Series B Preferred Stock paid or payable as dividends on outstanding shares of Series B Preferred Stock.

          "Series B Preferred Stock" means the shares of preferred stock of the Parent designated as the 8% Series B Convertible Redeemable Preferred Stock and issued pursuant to the Series B Certificate of Designation, including, without limitation, Series B PIK Dividends.

          "Series B Warrant Shares" means the Common Stock or other securities issued or issuable upon exercise of the Series B Warrants.

          "Series B Warrants" means the Common Stock purchase warrants issued by the Parent on the date of the initial issuance of the Series B Preferred Stock and any warrants issued in exchange or substitution therefor or upon exercise thereof in accordance with the warrant agreement pursuant to which such Common Stock purchase warrants are issued from time to time.

          "Single Employer Plan" means a single employer plan, as defined in
     Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Subordinated Debt" means Debt that, by the terms of any agreement or instrument pursuant to which such Debt is Incurred, is expressly made subordinate in right of payment and priority to the Debt under the Loan Documents and the Debt under the Second Lien Loan Documents.

          "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or
     (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

          "Subsidiary Guarantors" means the Subsidiaries of the Parent listed on
     Schedule II hereto and each other Subsidiary of the Parent that shall be required to execute and deliver a guaranty pursuant to Section 5.01(j).

          "Subsidiary Guaranty" means the guaranty of the Subsidiary Guarantors set forth in Article VII.

          "Successor Agent Agreement" has the meaning specified in the recitals of parties to this Agreement.

          "Surviving Debt" means Debt of each Loan Party and its Subsidiaries outstanding immediately after giving effect to the consummation of the Merger Transactions.

          "Tax Agreement" means the Tax Indemnification Agreement, dated as of August 26, 1997, between ITC Holding Company, Inc. and the Parent.

          "Tax Certificate" has the meaning specified in Section 5.03(k).

          "Taxes" has the meaning specified in Section 2.11(a).

          "Term Sheet" means the term sheet, dated July 2, 2003, setting forth the proposed material terms and conditions of this Agreement.

          "Termination Date" means the earlier of (a) the date on which the Administrative Agent, by notice to the Borrower, declares the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable pursuant to Section
     6.01 and (b) June 30, 2006.

          "Total Leverage Ratio" means, at any date of determination, the ratio of (x) Consolidated debt to (y) Consolidated EBITDA, in each case, of or by the Parent and its Subsidiaries during the twelve-month period ending on the last date of the most recently ended calendar month. For purposes of computing Total Leverage Ratio only, the term "debt" as used in clause (x) above means, without duplication, (a) Debt under the Loan Documents, (b) the Debt referred to in clauses (b), (c) and (d) of the definition of "Assumed BTI Debt," (c) all Funded Debt, (d) all Debt for Borrowed Money,
     (e) all Obligations in respect of Hedge Agreements, valued as provided in clause (h) of the definition of "Debt," and (f) all Obligations as lessee under Capitalized Leases.

          "Tranche 1 Term B Advance" means the single advance that was made by each Tranche 1 Term B Lender, according to such Lender's Tranche 1 Term B Commitment, upon the closing of the Original ITCD Credit Agreement.

          "Tranche 1 Term B Borrowing" means a borrowing consisting of simultaneous Tranche 1 Term B Advances of the same Type made by the Tranche 1 Term B Lenders.

          "Tranche 1 Term B Commitment" means, with respect to any Tranche 1 Term B Lender at any time, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 2.15(b) as such Lender's "Tranche 1 Term B Commitment."

          "Tranche 1 Term B Facility" means, at any time, the aggregate amount of the Tranche 1 Term B Lenders' Tranche 1 Term B Commitments at such time.

          "Tranche 1 Term B Lender" means any Lender that has a Tranche 1 Term B Commitment.

          "Tranche 1 Term B Note" means an amended and restated promissory note of the Borrower payable to the order of any Tranche 1 Term B Lender, in substantially the form of Exhibit A-1 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Tranche 1 Term B Advance made by such Lender, as amended.

          "Tranche 2 Term B Advance" means the single advance that was made by each Tranche 2 Term B Lender, according to such Lender's Tranche 2 Term B Commitment, upon the closing of the Original ITCD Credit Agreement.

          "Tranche 2 Term B Borrowing" means a borrowing consisting of simultaneous Tranche 2 Term B Advances of the same Type made by the Tranche 2 Term B Lenders.

          "Tranche 2 Term B Commitment" means, with respect to any Tranche 2 Term B Lender at any time, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 2.15(b) as such Lender's "Tranche 2 Term B Commitment."

          "Tranche 2 Term B Facility" means, at any time, the aggregate amount of the Tranche 2 Term B Lenders' Tranche 2 Term B Commitments at such time.

          "Tranche 2 Term B Lender" means any Lender that has a Tranche 2 Term B Commitment.

          "Tranche 2 Term B Note" means an amended and restated promissory note of the Borrower payable to the order of any Tranche 2 Term B Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Tranche 2 Term B Advance made by such Lender, as amended.

          "Tranche 3 Term B Advance" means the single advance that was made or deemed made by each Tranche 3 Term B Lender, according to such Lender's Tranche 3 Term B Commitment, upon the closing of this Agreement.

          "Tranche 3 Term B Borrowing" means a borrowing consisting of simultaneous Tranche 3 Term B Advances of the same Type made by the Tranche 3 Term B Lenders.

          "Tranche 3 Term B Commitment" means, with respect to any Tranche 3 Term B Lender at any time, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 2.15(b) as such Lender's "Tranche 3 Term B Commitment."

          "Tranche 3 Term B Facility" means, at any time, the aggregate amount of the Tranche 3 Term B Lenders' Tranche 3 Term B Commitments at such time.

          "Tranche 3 Term B Lender" means any Lender that has a Tranche 3 Term B Commitment.

          "Tranche 3 Term B Note" means a promissory note of the Borrower payable to the order of any Tranche 3 Term B Lender, in substantially the form of Exhibit A-3 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Tranche 3 Term B Advance made by such Lender.

          "Transactions" means the transactions contemplated by the Loan Documents.

          "Type" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

          "Unencumbered Parcel" means any parcel of real property owned by the Parent or its Subsidiaries that was not previously pledged as Collateral under the First Amended ITCD Credit Agreement or the Original BTI Credit Agreement.

          "Voting Interests" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

          "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person. For purposes of this definition, Common Stock of the Parent shall constitute Voting Stock of the Parent and the Series A Preferred Stock and the Series B Preferred Stock shall not constitute Voting Stock of the Parent.

          "Warrant Shares" means the Common Stock or other securities issued or issuable upon exercise of the Warrants.

          "Warrants" means the Common Stock purchase warrants issued by the Parent on the date of the initial issuance of the Series A Preferred Stock and any warrants issued in exchange or substitution therefor or upon exercise thereof in accordance with the warrant agreement pursuant to which such Common Stock purchase warrants were issued.

          "WCAS Securityholders" means, collectively, (a) WCAS Capital Partners III, L.P., (b) Welsh, Carson, Anderson & Stowe VIII, L.P., (c) WCAS Information Partners, L.P., (d) each of the individual investors and trusts that executed the Governance Agreement as "WCAS Securityholders," (e) the Affiliates of any of the Persons referred to in clauses (a), (b), (c) and
     (d) above, (f) the related Persons of any of the Persons referred to in clauses (a), (b), (c) and (d) above and (g) the WCAS Securityholder Permitted Transferees. For purposes of this definition, "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "WCAS Securityholder Permitted Transferees" means the individuals who are the heirs, executors, administrators, testamentary trustees, legatees, beneficiaries, spouses or lineal descendants of any of the WCAS Securityholders who are natural Persons.

          "Welfare Plan" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

          "Wells Fargo" has the meaning specified in the preamble of this Agreement.

          "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02. Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". References in the Loan Documents to any agreement or contract "as amended" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

          SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein, unless otherwise specified herein, shall be construed in accordance with generally accepted accounting principles in the United States of America as in effect from time to time and consistent with those applied in the preparation of the financial statements of the Parent and its Subsidiaries.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

          SECTION 2.01. Restructuring. Subject to the terms and conditions hereof, including without limitation, Section 3.01, the parties hereto agree to, and hereby, restructure, continue, convert and consolidate the loans made pursuant to the Original ITCD Credit Agreement and the Tranche 3 Term B Loans and assume all of the obligations therein. Notwithstanding anything to the contrary contained in this Agreement, the parties understand and agree that, as a result of the restructuring, continuation, conversion and consolidation contemplated hereby, the Tranche 1 Term B Facility, the Tranche 2 Term B Facility and the Tranche 3 Term B Facility are fully funded and no additional funding of the Tranche 1 Term B Facility, the Tranche 2 Term B Facility or the Tranche 3 Term B Facility shall be made hereunder. As of the Amendment Effective Date, the principal amount outstanding of the Tranche 1 Term B Facility is $96,500,000, the principal amount outstanding of the Tranche 2 Term B Facility is $57,900,000 and the principal amount outstanding of the Tranche 3 Term B Facility is $30,000,000, in each case excluding accrued and unpaid interest. These amounts represent valid and binding claims enforceable against the Borrower in accordance with the terms of the Loan Documents.

          SECTION 2.02. Intentionally omitted.

          SECTION 2.03. Repayment of Advances. (a) Tranche 1 Term B Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Tranche 1 Term B Lenders the aggregate outstanding principal amount of the Tranche 1 Term B Advances on the following dates in the amounts indicated (which amount shall be reduced as a result of the application of prepayments in accordance with Section 2.05):

       Date             Amount
------------------   -----------
December 31, 2003    $   250,000
March 31, 2004       $   250,000
June 30, 2004        $   250,000
September 30, 2004   $   250,000
December 31, 2004    $   250,000
March 31, 2005       $   250,000
June 30, 2005        $   250,000
September 30, 2005   $ 3,125,000
December 31, 2005    $ 3,125,000
March 31, 2006       $ 3,125,000
Termination Date     $85,375,000

provided, however, that the final principal installment shall be repaid on the Termination Date and in any event shall be in an amount equal to the aggregate principal amount of the Tranche 1 Term B Advances outstanding on such date.

          (b) Tranche 2 Term B Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Tranche 2 Term B Lenders the aggregate outstanding principal amount of the Tranche 2 Term B Advances on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with Section 2.05):

       Date             Amount
------------------   -----------
December 31, 2003    $   150,000
March 31, 2004       $   150,000
June 30, 2004        $   150,000
September 30, 2004   $   150,000
December 31, 2004    $   150,000
March 31, 2005       $   150,000
June 30, 2005        $   150,000
September 30, 2005   $ 1,875,000
December 31, 2005    $ 1,875,000
March 31, 2006       $ 1,875,000
Termination Date     $51,225,000

provided, however, that the final principal installment shall be repaid on the Termination Date and in any event shall be in an amount equal to the aggregate principal amount of the Tranche 2 Term B Advances outstanding on such date.

          (c) Tranche 3 Term B Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Tranche 3 Term B Lenders the aggregate outstanding principal amount of the Tranche 3 Term B Advances on the following dates in the amounts indicated (which amount shall be reduced as a result of the application of prepayments in accordance with Section 2.05):

       Date          Amount
------------------   -----------
December 31, 2003    $    77,922
March 31, 2004       $    77,922
June 30, 2004        $    77,922
September 30, 2004   $    77,922
December 31, 2004    $    77,922
March 31, 2005       $    77,922
June 30, 2005        $    77,922
September 30, 2005   $   974,025
December 31, 2005    $   974,025
March 31, 2006       $   974,025
Termination Date     $26,532,471

provided, however, that the final principal installment shall be repaid on the Termination Date and in any event shall be in an amount equal to the aggregate principal amount of the Tranche 3 Term B Advances outstanding on such date.

          (d) Additional Provisions. Without limitation of any remedies set forth in this Agreement, in the event that the Borrower shall fail to repay, in full, all scheduled principal amounts for each Facility on any scheduled payment date pursuant to this Section 2.03, the total amount of any principal payments made by the Borrower on or after such date shall be applied ratably (i) to each Facility and (ii) to each Lender under each such Facility based upon the outstanding principal amount of Advances payable to such Lenders thereunder and to the installments thereof on a pro rata basis.

          SECTION 2.04. Intentionally omitted.

          SECTION 2.05. Prepayments. (a) Optional. The Borrower may, upon at least one Business Day's notice in the case of Base Rate Advances and three Business Days' notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $500,000 or an integral multiple of $500,000 in excess thereof and (y) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Borrower shall also pay any amounts owing pursuant to Section 9.04(c). Each such prepayment of any Advances shall be applied ratably (i) to each Facility and (ii) to each Lender under each such Facility based upon the respective Commitments of the Lenders thereunder and to the installments thereof on a pro rata basis.

          (b) Mandatory. (i) The Borrower shall, on the 90th day following the end of each Fiscal Year commencing with the 2003 Fiscal Year, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to the amount of Excess Cash Flow in excess of $5,000,000 for such Fiscal Year.

               (ii) The Borrower shall, within two Business Days after the date of receipt of the Net Cash Proceeds by the Borrower, BTI or any Subsidiary of the Borrower or BTI from (A) the sale, lease, transfer or other disposition of any assets of the Borrower, BTI or any Subsidiary of the Borrower or BTI (other than leases in the ordinary course of business or any sale, lease, transfer or other disposition of assets pursuant to clause (i), (ii), (iv) or (v) of Section 5.02(e)) and (B) any Extraordinary Receipt received by, or paid to, or for the account of, the Borrower, BTI or any Subsidiary of the Borrower or BTI and not otherwise included in clause (A) above, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to the amount of such Net Cash Proceeds.

               (iii) The Borrower shall, within two Business Days after the date of receipt, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to 33.33% of the proceeds received on account of any offering of any Equity Interests of the Parent or any other Loan Party on or after September 30, 2004, except for Equity Interests consisting of any (A) Reorganization Securities, (B) Merger Agreement Securities, (C) Common Stock of the Parent, the proceeds of the issuance and sale of which are applied to refinance the Series A Preferred Stock or Series B Preferred Stock at not more than 100% of liquidation value plus accrued dividends, or (D) Equity Plan Securities.

               (iv) The Borrower shall, within two Business Days after the date of receipt (or if later, within two Business Days after the Amendment Effective Date), prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to the Net Advance Payments received by the Borrower under indefeasible right to use agreements relating to excess raised floor space at the e/\deltacom facility located in Suwanee, Georgia, which are entered into by the Borrower after August 22, 2002; provided, that until NTFC and General Electric Capital Corporation (solely in its capacity as lessor under the GE Capital Lease) have received payment of an aggregate of $6,000,000 under the NTFC Capital Lease and the GECC Capital Lease since October 29, 2002, as contemplated under Section 1(a)(ii) of the Capital Lease Amendment, the Borrower shall prepay to the Lenders only 75% of the amount of such Net Advance Payments.

               (v) The Borrower shall, within 60 days after the date of the applicable Financial Covenants Certificate, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to the amount by which the actual Capital Expenditures set forth therein exceeds the maximum Capital Expenditures for such period, as set forth in Section 5.02(q).

               (vi) The Borrower shall, within 60 days after the date of the applicable Financial Covenants Certificate, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount necessary to reduce the amount of Advances, as the case may be, so that the Senior Debt Ratio or the Total Leverage Ratio shall no longer exceed the maximum Senior Debt Ratio or the maximum Total Leverage Ratio, as applicable, or so that the Interest Coverage Ratio shall no longer be less than the minimum Interest Coverage Ratio, in each case for the applicable period as set forth in
          Section 5.02(q).

               (vii) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid and shall be applied ratably to (i) each Facility and (ii) to each Lender under each such Facility based upon the outstanding principal amount of Advances payable to such Lenders thereunder and to the installments thereof on a pro rata basis.

          SECTION 2.06. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

               (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of
          (A) the Base Rate in effect from time to time plus (B) the Applicable Base Rate Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

               (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Eurodollar Rate Margin in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

          (b) Default Interest. Upon the occurrence and during the continuance of a Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or
(a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above.

          (c) Notice of Interest Period and Interest Rate. Promptly after receipt of a notice of Conversion pursuant to Section 2.08 or a notice of selection of an Interest Period pursuant to the terms of the definition of "Interest Period," the Administrative Agent shall give notice to the Borrower and each Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or
(a)(ii) above.

          SECTION 2.07. Fees. Commencing on the Amendment Effective Date and until the Termination Date, the Borrower shall pay to the Administrative Agent all fees, including, without limitation, administration and transition fees, in the amounts set forth in Schedule VI to the Successor Agent Agreement.

          SECTION 2.08. Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.09, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than $10,000,000 and integral multiples of $10,000,000 in excess thereof, no Conversion of any Advances shall result in more than five separate Borrowings and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably (i) to each Facility and (ii) to each Lender under each such Facility based upon the respective Commitments of the Lenders thereunder and to the installments thereof on a pro rata basis. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and
(iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

          (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $10,000,000, such Advances shall automatically Convert into Base Rate Advances.

               (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in
          Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

               (iii) Upon the occurrence and during the continuance of any Default, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into Eurodollar Rate Advances shall be suspended.

          SECTION 2.09. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of funding or maintaining Eurodollar Rate Advances (excluding, for purposes of this Section 2.09, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section
2.11 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; provided, however, that a Lender Party claiming additional amounts under this Section 2.09(a) agrees to use reasonable efforts (consistent with internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

          (b) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the amount of capital required or expected to be maintained by any Lender Party or any corporation controlling such Lender Party as a result of or based upon the existence of such Lender Party's commitment to lend hereunder and other commitments of such type, then, upon demand by such Lender Party or such corporation (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

          (c) If, with respect to any Eurodollar Rate Advances under any Facility, Lenders owed at least a majority of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under such Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to Convert Advances into Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

          (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to Convert Advances into Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lenders, be otherwise disadvantageous to such Lender.

          SECTION 2.10. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.14), not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed
(i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and
(ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (b) The Borrower hereby authorizes each Lender Party, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender Party any amount so due.

          (c) All computations of interest based on the Base Rate and fees shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

          (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

          (f) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender Party ratably in accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Administrative Agent shall direct.

          SECTION 2.11. Taxes. (a) Any and all payments by or for the account of any Loan Party hereunder, or in respect of the Notes or any other Loan Document, shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and each Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or such Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender Party, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If a Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or other Loan Documents to any Lender Party or any Agent, (i) the sum payable by such Loan Party shall be increased as may be necessary so that after such Loan Party and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.11) such Lender Party or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make all such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, each Loan Party shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or other Loan Documents or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement, the Notes or any other Loan Document (hereinafter referred to as "Other Taxes").

          (c) Each Loan Party shall indemnify each Lender Party and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.11, imposed on or paid by such Lender Party or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or such Agent (as the case may be) makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes, the relevant Loan Party shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under the Notes or other Loan Documents by or on behalf of such Loan Party through an account or branch outside the United States or by or on behalf of such Loan Party by a payor that is not a United States person, if such Loan Party determines that no Taxes are payable in respect thereof, such Loan Party shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this Section 2.11, the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

          (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as requested in writing by the relevant Loan Party (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and each Loan Party with two original Internal Revenue Service forms W-8ECI or W-8 or W-8BEN (and, if applicable to the exemption claimed by a Lender Party that delivers a form W-8 or W-8BEN, a certificate representing that such Lender Party is not a "bank" for purposes of
Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder, within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, of the Loan Party and is not a controlled foreign corporation related to the Loan Party, within the meaning of Section 864(d)(4) of the Internal Revenue Code), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes (or, in the case of a Lender Party providing a form W-8 or W-8BEN, certifying that such Lender Party is a foreign corporation, partnership, estate or trust). If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this Section 2.11 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection
(e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8, W-8BEN or W-8ECI (or the related certificate described above), that the Lender Party reasonably considers to be confidential, the Lender Party shall give notice thereof to the Loan Party and shall not be obligated to include in such form or document such confidential information.

          (f) For any period with respect to which a Lender Party has failed to provide the relevant Loan Party with the appropriate form described in subsection (e) above (other than

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

if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.11 with respect to Taxes imposed by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the relevant Loan Party shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

          (g) The Loan Party may replace any Lender Party that has requested additional amounts under this Section 2.11, by written notice to such Lender Party and the Administrative Agent and identifying one or more persons each of which shall be reasonably acceptable to the Administrative Agent (each, a "Replacement Lender Party", and collectively, the "Replacement Lender Parties") to replace such Lender Party (the "Replaced Lender Party"); provided, that (i) the notice from such Loan Party to the Replaced Lender Party and the Administrative Agent provided for herein above shall specify an effective date for such replacement (the "Replacement Effective Date"), which shall be at least five (5) Business Days after such notice is given and (ii) as of the relevant Replacement Effective Date, each Replacement Lender Party shall enter into an Assignment and Acceptance with the Replaced Lender Party pursuant to Section 9.07(a) (but shall not be required to pay the processing fee otherwise payable to the Administrative Agent pursuant to Section 9.07(a)), pursuant to which such Replacement Lender Parties collectively shall acquire, in such proportion among them as they may agree with such Loan Party and the Administrative Agent, all (but not less than all) of the Commitments and outstanding Advances of the Replaced Lender Party, and, in connection therewith, shall pay to the Replaced Lender Party, as the purchase price in respect thereof, an amount equal to the sum as of the Replacement Effective Date, without duplication, of (x) the unpaid principal amount of, and all accrued but unpaid interest on, all outstanding Advances of the Replaced Lender Party and (y) the Replaced Lender Party's ratable share of all accrued but unpaid fees owing to the Replaced Lender Party hereunder.

          SECTION 2.12. Sharing of Payments, Etc. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered; provided, further, that, so long as the Obligations under the Loan Documents shall not have been accelerated, any excess payment received by an Appropriate Lender shall be shared on a pro rata basis only with other Appropriate Lenders. The Borrower agrees that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this Section 2.12 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such interest or participating interest, as the case may be.

          SECTION 2.13. Intentionally omitted.

          SECTION 2.14. Defaulting Lenders. (a) Intentionally omitted.

          (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to any Agent or any of the other Lender Parties and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Agents or such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Agents or such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent, such other Agents and such other Lender Parties and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent, such other Agents and such other Lender Parties, in the following order of priority:

               (i) first, to the Administrative Agent for any Defaulted Amounts then owing to the Administrative Agent hereunder; and

               (ii) second, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.14.

          (c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Amount and (iii) the Borrower, any Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such Agent or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in a segregated account with the Administrative Agent, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be the Administrative Agent's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

               (i) first, to the Administrative Agent for any amounts then due and payable by such Defaulting Lender to the Administrative Agent hereunder;

               (ii) second, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

               (iii) third, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

          (d) The rights and remedies against a Defaulting Lender under this
Section 2.14 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender and that any Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

          SECTION 2.15. Evidence of Debt; Register. (a) Each Lender Party shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender Party from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon notice by any Lender Party to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender Party to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender Party, the Borrower shall promptly execute and deliver to such Lender Party, with a copy to the Administrative Agent, a Tranche 1 Term B Note, a Tranche 2 Term B Note and a Tranche 3 Term B Note, as applicable, in substantially the form of Exhibits A-1, A-2 and A-3 hereto, respectively, payable to the order of such Lender Party in a principal amount equal to the Tranche 1 Term B Advances, the Tranche 2 Term B Advances and the Tranche 3 Term B Advances, respectively, payable to such Lender Party. The Lenders hereby agree that any promissory notes evidencing the Advances issued by the Borrower to any Lender prior to the date hereof shall be deemed null and void and of no further force or effect for any and all purposes, and each Lender that is a holder of any such note agrees to surrender such note to the Borrower. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

          (b) The Administrative Agent shall maintain at its address referred to in Section 9.02 a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of each Lender Party from time to time (the "Register"). The Register maintained by the Administrative Agent pursuant to this Section shall also include a control account, and a subsidiary account for each Lender Party, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender Party hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender Party's share thereof.

          (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender Party in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each

Lender Party and, in the case of such account or accounts, such Lender Party, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

          (d) The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Agent or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

                                   ARTICLE III

                              CONDITIONS OF LENDING

          SECTION 3.01. Conditions Precedent to the Amendment Effective Date. The occurrence of the Amendment Effective Date is subject to the satisfaction of the following conditions precedent:

          (a) The Amendment Effective Date shall occur on or before November 30, 2003.

          (b) The Administrative Agent shall have received the following, each dated the Amendment Effective Date (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender
     Party:

               (i) The Notes payable to the order of the Lenders, to the extent requested by any Lender pursuant to Section 2.15(a).

               (ii) A second amended and restated security agreement in substantially the form of Exhibit D hereto (together with each other security agreement and security agreement supplement delivered pursuant to Section 5.01(j), in each case as amended, the "Security Agreement"), duly executed by each Loan Party, together with:

                    (A) certificates representing the Pledged Shares referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

                    (B) acknowledgment copies or stamped receipt copies of
               proper financing statements (or proper amendments to any financing statements filed pursuant to the First Amended ITCD Credit Agreement), duly filed on or before the Amendment Effective Date under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may reasonably deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement,

                    (C) completed requests for information, dated on or before the Amendment Effective Date, listing the financing statements referred to in clause (B) above and all other effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor, together with copies of such other financing statements,

                    (D) evidence of the completion of all other recordings and filings of or with respect to the Security Agreement that the Administrative Agent may reasonably deem necessary or desirable in order to perfect and protect the Liens created thereby,

                    (E) evidence of the insurance required by the terms of the
               Security Agreement,

                    (F) copies of the Assigned Agreements referred to in the
               Security Agreement,

                    (G) Intentionally omitted, and

                    (H) evidence that all other action that the Administrative
               Agent may deem reasonably necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement has been taken (including, without limitation, receipt of duly executed payoff letters, UCC-3 termination statements, landlords' and bailees' waiver and consent agreements and account control and cash management agreements in form and substance satisfactory to the Administrative Agent).

               (iii) The Intercreditor and Subordination Agreement in substantially the form of Exhibit E hereto, duly executed by each of the parties thereto.

               (iv) Certified copies of the resolutions of the Board of Directors of each Loan Party approving the Transactions and each Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the Transactions and each Loan Document to which it is or is to be a party.

               (v) A copy of a certificate of the Secretary of State of the jurisdiction of incorporation of each Loan Party, dated reasonably near the date of the Amendment Effective Date, certifying (A) as to a true and correct copy of the charter of such Loan Party and each amendment thereto on file in such

          Secretary's office and (B) that (1) such amendments are the only amendments to such Loan Party's charter on file in such Secretary's office, (2) to the extent that the Secretary of State of the applicable jurisdiction of incorporation provides such a certification, such Loan Party has paid all franchise taxes to the date of such certificate and (C) such Loan Party is duly incorporated and in good standing or presently subsisting under the laws of the State of the jurisdiction of its incorporation.

               (vi) A copy of a certificate of the Secretary of State in each jurisdiction in which each Loan Party is qualified to do business, dated reasonably near the date of the Amendment Effective Date, stating that such Loan Party is duly qualified and in good standing as a foreign corporation in such State and has filed all annual reports required to be filed to the date of such certificate.

               (vii) A certified copy of the articles of merger as filed with the Secretary of State of the State of North Carolina certifying that the Merger has been consummated.

               (viii) A certificate of each Loan Party, signed on behalf of such Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary, dated the Amendment Effective Date (the statements made in which certificate shall be true on and as of the Amendment Effective Date), certifying as to (A) the absence of any amendments to the charter of such Loan Party since the date of the Secretary of State's certificate referred to in Section 3.01(b)(iv), except as required to consummate the Merger, (B) a true and correct copy of the bylaws of such Loan Party as in effect on the date on which the resolutions referred to in Section 3.01(b)(iii) were adopted and on the Amendment Effective Date, (C) the due incorporation and good standing or valid existence of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the Amendment Effective Date, (E) the absence of any event occurring and continuing, or resulting from entering into this Agreement, that constitutes a Default and (F) except for any event relating to the consummation of the Merger Transactions to be consummated on the Merger Closing Date, the absence of any event occurring and continuing that constitutes a Default (as defined in the First Amended ITC Credit Agreement) under the First Amended ITC Credit Agreement.

               (ix) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

               (x) Certificates, in substantially the form of Exhibit F hereto, attesting to the Solvency of each Loan Party after giving effect to the Transactions and the

          Merger Transactions to be effected on the Merger Closing Date, from the Chief Financial Officer of such Loan Party.

               (xi) Such financial, business and other information regarding each Loan Party and its Subsidiaries as the Lender Parties shall have reasonably requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under Plans, Multiemployer Plans and Welfare Plans, collective bargaining agreements and other arrangements with employees, audited annual financial statements as of and for Fiscal Year 2002, and interim financial statements dated the end of the most recent fiscal quarter for which financial statements are available (or, in the event the Lender Parties' due diligence review reveals material changes since such financial statements, as of a later date within 45 days before the Amendment Effective Date), pro forma financial statements of the Borrower and forecasts prepared by management of the Borrower, in form and substance reasonably satisfactory to the Lender Parties, with respect to Fiscal Year 2003.

               (xii) Evidence of insurance naming the Collateral Agent as additional insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is reasonably satisfactory to the Lender Parties.

               (xiii) Favorable opinions of counsel for the Loan Parties, in substantially the form of Exhibit G hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

               (xiv) A copy of all the documents relating to the Merger Transactions, each duly executed by the parties thereto.

          (c) The Lender Parties shall be satisfied with the corporate and legal structure and capitalization of each Loan Party and each of its Subsidiaries whose Equity Interests are being pledged pursuant to the Loan Documents, including the terms and conditions of the charter, bylaws and each class of Equity Interest in each Loan Party and each such Subsidiary and of each agreement or instrument relating to such structure or capitalization.

          (d) The Lender Parties shall be satisfied that all Surviving Debt shall be on terms and conditions reasonably satisfactory to the Lender Parties.

          (e) Before giving effect to the Transactions, there shall have occurred no Material Adverse Change since December 31, 2002.

          (f) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect other than the matters described on Schedule 4.01(f) hereto (the

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

     "Disclosed Litigation") or (ii) could reasonably be expected to have a Material Adverse Effect on the consummation of the Transactions or the Merger Transactions.

          (g) All governmental and third party consents and approvals necessary in connection with the Transactions shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Lender Parties) and shall remain in effect (other than any consents and approvals the absence of which, either individually or in the aggregate, would not have a Material Adverse Effect); all applicable waiting periods in connection with the Transactions shall have expired without any action being taken by any competent authority (other than any action which either individually or in the aggregate with all such actions would not reasonably be expected to have a Material Adverse Effect), and no law or regulation shall be applicable in the reasonable judgment of the Lender Parties, in each case that restrains, prevents or imposes materially adverse conditions upon the Transactions or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

          (h) All Pre-Amendment Information shall be true, correct and complete in all material aspects as of the dates specified therein and no additional information shall have come to the attention of the Loan Parties that could reasonably be expected to have a Material Adverse Effect.

          (i) The Lender Parties shall have completed a due diligence investigation of the Loan Parties in scope, and with results, satisfactory to the Lender Parties, and nothing shall have come to the attention of the Lender Parties during the course of such due diligence investigation to lead them to believe that the Transactions will have a Material Adverse Effect; without limiting the generality of the foregoing, the Lender Parties shall have been given such access to the management, records, books of account, contracts and properties of the Loan Parties as they shall have requested.

          (j) The Borrower shall have paid (i) all accrued fees of the Administrative Agent, the Lender Parties and the Agents (including the accrued reasonable fees and expenses of legal counsel and financial advisors to the Administrative Agent) and (ii) all accrued and unpaid interest, expenses and fees outstanding with respect to the Original BTI Credit Agreement.

          (k) The Required Lenders shall be reasonably satisfied that (i) the Parent and its Subsidiaries will be able to meet their respective obligations under all employee and retiree welfare plans, (ii) the employee benefit plans of the Parent and its ERISA Affiliates are, in all material respects, funded in accordance with the minimum statutory requirements,
     (iii) no "reportable event" (as defined in ERISA, but excluding events for which reporting has been waived) has occurred as to any such employee benefit plan and (iv) no termination of, or withdrawal from, any such employee benefit plan has occurred or is contemplated that could reasonably be expected to result in a material liability.

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

          (l) The Merger Transactions to be consummated on the Merger Closing Date shall have been consummated in accordance with the Merger Agreement.

          (m) The Second Capital Lease Amendment shall have become effective.

          (n) The parties shall have executed and delivered the Second Lien Loan Documents.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows as of the date hereof and the Amendment Effective Date:

          (a) Upon consummation of, and after giving effect to, the Merger Transactions to be consummated on the Merger Closing Date, each Loan Party and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as currently proposed to be conducted, except where the failure to have such power or authority would not be reasonably likely to have a Material Adverse Effect. All of the outstanding Equity Interests in the Borrower have been validly issued, are fully paid and non-assessable and are owned by the Parent free and clear of all Liens, except those created under the Loan Documents.

          (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party as of consummation of, and after giving effect to, the Merger Transactions to be consummated on the Merger Closing Date, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Equity Interests in each Loan Party's Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Loan Documents.

          (c) Upon consummation of, and after giving effect to, the Merger Transactions to be consummated on the Merger Closing Date, the execution, delivery and

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

     performance by each Loan Party of each Loan Document to which it is or is to be a party, and the consummation of the Transactions, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award,
     (iii) conflict with or result in the breach of, or constitute a default under, any loan agreement, indenture, mortgage, deed of trust, or material contract, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents and the Second Lien Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. Upon consummation of, and after giving effect to, the Merger Transactions to be consummated on the Merger Closing Date, no Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

          (d) Upon consummation of, and after giving effect to, the Merger Transactions to be consummated on the Merger Closing Date, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (including, without limitation, the FCC or any applicable PUC) or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Loan Document to which it is or is to be a party, or for the consummation of the Transactions, (ii) the grant or affirmation by any Loan Party of the Liens granted by it pursuant to the Collateral Documents,
     (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof), or (iv) the exercise by any Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(d) hereto, all of which have been duly obtained, taken, given or made and are in full force and effect except (A) as set forth in the Loan Documents or (B) for such authorizations, approvals, actions, notices and filings which would not have a Material Adverse Effect if not so made or obtained. All applicable waiting periods in connection with the Transactions have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transactions or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

          (e) This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party thereto. This Agreement is, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with its terms.

          (f) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or, to the Borrower's knowledge, threatened before any court, governmental agency or arbitrator that (i) would, alone or when considered in conjunction with any other actions, suits, investigation, litigation or proceeding affecting any Loan Party, be reasonably likely to have a Material Adverse Effect other than the Disclosed Litigation or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of Transactions, and there has been no material adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of or as a result of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

          (g) The (i) Consolidated balance sheet of the Parent and its Subsidiaries and the Consolidated balance sheet of BTI and its Subsidiaries as at December 31, 2002, (ii) the related Consolidated statement of income and Consolidated statement of cash flows of the Parent and its Subsidiaries for the Fiscal Year then ended and the related Consolidated statement of income and Consolidated statement of cash flows of BTI and its Subsidiaries for the fiscal year ended December 31, 2002, (iii) the Consolidated balance sheet of the Parent and its Subsidiaries and the Consolidated balance sheet of BTI and its Subsidiaries as at June 30, 2003, and (iv) the related Consolidated statement of income and Consolidated statement of cash flows of the Parent and its Subsidiaries and the related Consolidated statement of income and Consolidated statement of cash flows of BTI and its Subsidiaries for the six months then ended, duly certified by the Chief Financial Officer of the Parent or the Chief Financial Officer of BTI, as the case may be, copies of which have been furnished to each Lender Party, fairly present, subject, in the case of such balance sheet as at June 30, 2003, and such statements of income and cash flows for the six months then ended, to year-end audit adjustments, the Consolidated financial condition of the Parent and its Subsidiaries or BTI and its Subsidiaries, as the case may be, as at such date and the Consolidated results of operations of the Parent and its Subsidiaries or BTI and its Subsidiaries, as the case may be, for the period ended on such date, all in accordance with GAAP applied on a consistent basis, and since December 31, 2002 there has been no Material Adverse Change.

          (h) Intentionally omitted.

          (i) The Consolidated balance sheets, income statements and cash flows statements of (i) the Borrower and its Subsidiaries and (ii) BTI and its Subsidiaries delivered to the Lender Parties pursuant to Section 5.03(e) were or will be, and the unaudited pro forma financial information about the Loan Parties after giving effect to the Merger Transactions as furnished by the Parent on September 19, 2003 to the Securities and Exchange Commission on Form 8-K was, prepared in good faith on the basis of the assumptions stated therein, which assumptions were or will be fair in light of the conditions existing at the time of delivery of such information, and represented or will represent, at the time of delivery, the Borrower's best estimate of the future financial performance of the Loan Parties.

          (j) No information, exhibit or report furnished by or on behalf of any Loan Party to any Agent or any Lender Party in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

          (k) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

          (l) Neither any Loan Party nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other Transactions, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

          (m) The consummation of the Merger Transactions will not cause a Material Adverse Effect under any indenture, loan or credit agreement or any lease or other agreement or instrument or any charter or corporate restriction to which any Loan Party or any of its Subsidiaries is a party from and after the Amendment Effective Date.

          (n) The Collateral Documents create a valid first priority security interest in the Collateral, securing the payment of the Secured Obligations, and at such time as all filings delivered to the Collateral Agent on the Amendment Effective Date have been duly filed in accordance with the provisions of the Security Agreement, such first priority security interest will be perfected. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the Liens and security interests created or permitted under the Loan Documents.

          (o) Upon consummation of, and after giving effect to, the Merger Transactions to be consummated on the Merger Closing Date, each Loan Party is and will be, individually and together with its Subsidiaries, Solvent.

          (p) (i) Set forth on Schedule 4.01(p) hereto is a complete and accurate list of all Plans, Multiemployer Plans and Welfare Plans.

               (ii) No ERISA Event (i) has occurred and is outstanding or (ii) to the Borrower's knowledge, is reasonably expected to occur, in each case with respect to any Plan.

               (iii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

               (iv) Neither any Loan Party nor any ERISA Affiliate has incurred or, to the Borrower's knowledge, is reasonably expected to incur any Withdrawal Liability exceeding $1,000,000 to any Multiemployer Plan.

               (v) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan, to the Borrower's knowledge, is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

          (q) (i) The operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that could (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

               (ii) None of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or, to the best of its knowledge, is adjacent to any such property; there are no and or, to the best of its knowledge, never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or, to the best of its knowledge, operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or, to the best of its knowledge, operated by any Loan Party or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries except as specifically permitted under Environmental Laws.

               (iii) Neither any Loan Party nor any of its Subsidiaries is undertaking, or has completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

          (r) (i) Except as set forth in Schedule 4.01(r) hereto, neither any Loan Party nor any of its Subsidiaries is party to any tax sharing agreement.

               (ii) (x) all tax returns and all material statements, reports and forms (including estimated tax or information returns) (collectively, the "Tax Returns") required to be filed with any taxing authority by, or with respect to, each Loan Party and its Subsidiaries have been timely filed in accordance with all applicable laws and, as of time of filing, each Tax Return was accurate and complete and correctly reflected the facts regarding income, business, assets, operations and the status of each Loan Party and its Subsidiaries; (y) each Loan Party and its Subsidiaries has timely paid or made adequate provision for payment of all taxes that are shown as due and payable on Tax Returns that have been so filed or that are otherwise required to be paid, including without limitation, assessments, interest and penalties (other than taxes which are being contested in good faith and for which adequate reserves are reflected on the financial statements delivered hereunder); and (z) each Loan Party and its Subsidiaries have made adequate provision for all taxes payable by such Loan Party and its Subsidiaries for which no Tax Return has yet been filed or which are otherwise due.

               (iii) Set forth on Part I of Schedule 4.01(r) hereto is a complete and accurate list, as of the date hereof, of each taxable year of each Loan Party and each of its Subsidiaries and Affiliates for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "Open Year").

               (iv) The aggregate unpaid amount, as of the date hereof, of adjustments to the Federal income tax liability of each Loan Party and each of its Subsidiaries and Affiliates proposed by the Internal Revenue Service with respect to Open Years does not exceed $35,000. Set forth on Part II of Schedule 4.01(r) hereto is a complete and accurate description, as of the date hereof, of each such item that separately, for all such Open Years, together with applicable interest and penalties, exceeds $100,000. To the Borrower's knowledge, no issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, could be reasonably likely to have a Material Adverse Effect.

               (v) Except as set forth in Schedule 4.01(r) hereto, the aggregate unpaid amount, as of the date hereof, of adjustments to the state, local and foreign tax liability of each Loan Party and its Subsidiaries and Affiliates proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns) does not exceed $35,000. No issues have been raised by such taxing authorities that, in the aggregate, could be reasonably likely to have a Material Adverse Effect.

          (s) Neither the business nor the properties of any Loan Party or any of its Subsidiaries have been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could be reasonably likely to have a Material Adverse Effect.

          (t) Intentionally omitted.

          (u) Set forth on Schedule 4.01(u) hereto is a complete and accurate list of all Surviving Debt, showing as of the date hereof the obligor and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

          (v) Set forth on Schedule 4.01(v) hereto is a complete and accurate list of all Liens on the property or assets of any Loan Party or any of its Subsidiaries, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.

          (w) Set forth on Schedule 4.01(w) hereto is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and gross book and fair value thereof. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

          (x) Set forth on Schedule 4.01(x) hereto is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

          (y) Set forth on Schedule 4.01(y) hereto is a complete and accurate list of all Investments held by any Loan Party or any of its Subsidiaries on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

          (z) Set forth on Schedule 4.01(z) hereto is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Loan Party or any of its Subsidiaries, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

          (aa) Set forth on Schedule 4.01(aa) hereto is a complete and accurate list of all Material Contracts of each Loan Party and its Subsidiaries involving aggregate consideration payable to or by such Loan Party or its Subsidiaries of $20,000,000 or more in any year. Each such Material Contract, together with each other Material Contract which shall be set forth on Schedule 4.01(aa) hereto pursuant to Section 5.01(n)(iii), shows or shall show as of the date hereof the parties, subject matter and term thereof. Each such Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and except as set forth on Schedule 4.01(aa) hereto, and subject to the consummation of, and after giving effect to, the Merger Transactions to be consummated on the Merger Closing Date, there exists no default under any Material Contract by any party thereto.

                                    ARTICLE V

                             COVENANTS OF THE PARENT

          SECTION 5.01. Affirmative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid or any Lender Party shall have any Commitment hereunder, the Parent shall:

          (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970, the rules and regulations of the FCC and each applicable PUC.

          (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent,
     (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

          (c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, to the extent required by and in accordance with all Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

          (d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Parent or such Subsidiary operates.

          (e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that the Parent and its Subsidiaries may consummate the Merger, the merger of FS Multimedia, Inc. with and into another Subsidiary of the Parent and any other merger or consolidation permitted under Section 5.02(d) and provided, further, that neither the Parent nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Parent or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Parent, such Subsidiary or the Lender Parties.

          (f) Visitation Rights. At any reasonable time upon prior reasonable notice and from time to time, permit any of the Agents or any of the Lender Parties, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Parent and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Parent and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

          (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Parent and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

          (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          (i) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of

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     their Affiliates on terms that are fair and reasonable and no less favorable to the Parent or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate. This
     Section 5.01(i) shall not limit the consummation of the Merger
     Transactions.

          (j) Covenant to Guarantee Obligations and Give Security. Upon (x) the request of the Collateral Agent following the occurrence and during the continuation of a Default, (y) the formation or acquisition of any new direct or indirect Subsidiaries by any Loan Party or (z) the acquisition of any property acquired for a purchase price in excess of $10,000,000 in any Fiscal Year and $50,000,000 in the aggregate over the term of this Agreement by any Loan Party, and such property, in the judgment of the Collateral Agent, shall not already be subject to a perfected first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties, then the Borrower shall, in each case at the Borrower's expense:

               (i) in connection with the formation or acquisition of a Subsidiary, within 30 days after such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Collateral Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents,

               (ii) within 30 days after such request, formation or acquisition, furnish to the Collateral Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries in detail satisfactory to the Collateral Agent,

               (iii) within 60 days after such request, formation or acquisition, duly execute and deliver, and cause each such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver, to the Collateral Agent mortgages, pledges, assignments, security agreement supplements and other security agreements, as specified by and in form and substance satisfactory to the Collateral Agent, securing payment of all the Obligations of the applicable Loan Party, such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such properties,

               (iv) within 60 days after such request, formation or acquisition, take, and cause such Subsidiary or such parent to take, whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments, security agreement

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          supplements and security agreements delivered pursuant to this Section
          5.01(j), enforceable against all third parties in accordance with their terms,

               (v) within 60 days after such request, formation or acquisition, deliver to the Collateral Agent, upon the request of the Collateral Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Collateral Agent as to the matters contained in clauses (i), (iii) and (iv) above, as to such guaranties, guaranty supplements, mortgages, pledges, assignments, security agreement supplements and security agreements being legal, valid and binding obligations of each Loan Party thereto enforceable in accordance with their terms, as to the matters contained in clause (iv) above, as to such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties, and as to such other matters as the Collateral Agent may reasonably request,

               (vi) within 60 days after such request, formation or acquisition, or as promptly as practicable thereafter, deliver, upon the request of the Collateral Agent in its sole discretion, to the Collateral Agent with respect to each parcel of real property owned by the entity that is the subject of such request, formation or acquisition such title reports, surveys and engineering, soils and other reports, and environmental assessment reports, as may be prepared in the ordinary course of business by such entity, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Collateral Agent,

               (vii) upon the occurrence and during the continuance of a Default, promptly cause to be deposited any and all cash dividends paid or payable to it or any of its Subsidiaries from any of its Subsidiaries from time to time into the Collateral Account, and with respect to all other dividends paid or payable to it or any of its Subsidiaries from time to time, promptly execute and deliver, or cause such Subsidiary to promptly execute and deliver, as the case may be, any and all further instruments and take or cause such Subsidiary to take, as the case may be, all such other action as the Collateral Agent may deem necessary or desirable in order to obtain and maintain from and after the time such dividend is paid or payable a perfected, first priority lien on and security interest in such dividends, and

               (viii) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Collateral Agent may deem reasonably necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments, security agreement supplements and security agreements.

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          (k) Further Assurances. (i) Promptly upon request by any Agent, or any
     Lender Party through the Administrative Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

               (ii) Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as any Agent, or any Lender Party through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so. Notwithstanding the foregoing, no Loan Party shall be required, solely pursuant to the provisions of this Section 5.01(k), to encumber any assets which were not otherwise required to be encumbered on the Amendment Effective Date or pursuant to Section 5.01(j).

          (l) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except in each of the foregoing cases where the failure to do so would not have a Material Adverse Effect.

          (m) Performance of Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, including, without limitation, Section 8.21 of the Merger Agreement, maintain each such Material Contract in full force and effect until the cancellation or termination thereof in accordance with its terms, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for

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     information and reports or for action as any Loan Party or any of its
     Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except in each of the foregoing cases where the failure to do so would not have a Material Adverse Effect.

          (n) Conditions Subsequent. (i) With respect to (A) any newly-acquired Unencumbered Parcel with a gross book value in excess of $1,000,000, or (B) any Unencumbered Parcel owned by any Loan Party as of the Amendment Effective Date in which any such Loan Party has invested such that the gross book value of the land and any buildings thereon after the investment is completed is greater than $1,000,000, the Loan Parties shall deliver to the Administrative Agent, within 90 days after the closing of any such acquisition in clause (A) above or of any such investment in clause (B) above with respect to such property, the following, each dated such day (unless otherwise specified) in form and substance satisfactory to the
     Lenders: deeds of trust, trust deeds, mortgages, leasehold mortgages and leasehold deeds of trust in form reasonably satisfactory to the Administrative Agent (together with the Assignments of Leases and Rents referred to therein and each other mortgage delivered pursuant to Section 5.01(j), in each case as amended, the "Mortgages"), duly executed by the appropriate Loan Party, together with:

                    (A) evidence that counterparts of the Mortgages have been
               duly recorded in all filing or recording offices that the Administrative Agent may reasonably deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid,

                    (B) fully paid American Land Title Association Lender's
               Extended Coverage title insurance policies (the "Mortgage Policies") in form and substance, with endorsements and in amount reasonably acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Encumbrances, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents and for mechanics' and materialmen's Liens) and such coinsurance and direct access reinsurance as the Administrative Agent may reasonably deem necessary or desirable,

                    (C) American Land Title Association form surveys, certified to the Administrative Agent and the issuer of the Mortgage Policies in a manner reasonably satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and acceptable to the Administrative

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               Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects reasonably acceptable to the Administrative Agent,

                    (D) the Assignments of Leases and Rents referred to in the
               Mortgages, duly executed by the appropriate Loan Party,

                    (E) such consents and agreements of lessors and other third parties, and such estoppel letters and other confirmations, as the Administrative Agent may reasonably deem necessary or desirable,

                    (F) evidence of the insurance required by the terms of the
               Mortgages, and

                    (G) evidence that all other action that the Administrative
               Agent may deem reasonably necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken.

               (ii) Within 60 days after the request of the Administrative Agent, at the Borrower's sole cost and expense, the Borrower shall use its reasonable best efforts to cause the Debt under this Agreement to be rated by up to two independent rating agencies selected by the Administrative Agent for the period through the Termination Date. The rating, if any, of the Debt under this Agreement by up to two independent rating agencies at any time shall be referred to herein as the "Debt Rating."

               (iii) Within 90 days after the Amendment Effective Date, the Parent shall supplement Schedule 4.01(aa) hereto to set forth thereon a complete and accurate list of all Material Contracts of each Loan Party and its Subsidiaries involving, as of the date hereof, aggregate consideration payable to or by such Loan Party or its Subsidiaries of $10,000,000 to $19,999,999 in any year, and shall deliver to the Administrative Agent such Schedule 4.01(aa) as so supplemented.

               (iv) The Borrower shall maintain in a segregated account subject to an account control agreement in favor of the Collateral Agent on behalf of the Lenders cash and Cash Equivalents in an amount equal to not less than (A) $18,500,000 through October 29, 2003 and (B) $9,250,000 from October 30, 2003 through April 29, 2004 (the "Release Date"). Subject to the foregoing and the following sentence, no withdrawals may be made from such account except (A) to make the Contingent Payments or (B) to make such other payments as the Required Lenders may authorize in writing in their discretion. Notwithstanding

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          the foregoing, such account shall be terminated and any amounts remaining therein shall be released to the Borrower promptly after the earlier to occur of (1) the satisfaction in full of all obligations, if any, of the Loan Parties with respect to the Contingent Payments, or (2) the Release Date, if, and only if, any claims that may require the Borrower to make the Contingent Payments are released, settled or compromised. Any earnings on the funds on deposit in such account shall be disbursed to the Borrower from time to time.

          SECTION 5.02. Negative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid or any Lender Party shall have any Commitment hereunder, the Parent shall not, at any time:

          (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Parent or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except:

               (i) Liens created under the Loan Documents and the Second Lien Loan Documents;

               (ii) Permitted Liens;

               (iii) Liens existing on the date hereof and described on Schedule 4.01(v) hereto;

               (iv) Liens arising in connection with Capitalized Leases permitted under Section 5.02(b)(iii); provided, that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases;

               (v) Liens securing Subordinated Debt permitted under Section 5.02(b)(ii) which are subordinated and junior in priority to the Liens securing the Loan Documents and the Second Lien Loan Documents on terms and conditions acceptable to the Agent and the Required Lenders and as set forth in the Intercreditor and Subordination Agreement; and

               (vi) Liens securing Permitted Refinancings to the extent permitted under Section 5.02(b), provided, that if the Debt referred to in clauses (c) and (d) of the definition of "Assumed BTI Debt" is the subject of an Existing Debt Refinancing, such Debt shall not be secured by any Lien.

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          (b) Debt. Incur or permit any of its Subsidiaries to Incur any Debt, provided, that any one or more of the Parent and its Subsidiaries may Incur Debt as specified in the second paragraph of this Section 5.02(b) if, after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, the Parent and its Subsidiaries are in compliance with Section 5.02(q) as of the date of the Incurrence of such Debt. In the case of Incurrence of Debt pursuant to Section 5.02(b)(ii),
     (iii), (v), (vi), (vii) or (viii), or an Incurrence of more than $1,000,000 principal amount of Debt pursuant to Section 5.02(b)(xi), such compliance with Section 5.02(q) shall be evidenced by delivery of a Financial Covenants Certificate to the Administrative Agent no less than five Business Days before the date of such Incurrence.

          Subject to the first paragraph of this Section 5.02(b), the Parent and its Subsidiaries (except as specified below) may Incur each and all of the following:

               (i) with respect to the Parent and its Subsidiaries, Debt under the Loan Documents and the Second Lien Loan Documents;

               (ii) Subordinated Debt of the Parent or the Borrower outstanding at any time in an aggregate principal amount (together with refinancings thereof) not to exceed $30,000,000, provided, that (A) the maturity of such Subordinated Debt is at least three months following the final maturity date of the Facilities and the final maturity date under the Second Lien Credit Agreement, (B) the Administrative Agent and the Required Lenders, and the Administrative Agent and the Required Lenders under the Second Lien Loan Documents, are reasonably satisfied that the Parent and its Subsidiaries shall be in compliance with the provisions of the Loan Documents and the Second Lien Loan Documents, respectively, for the period from the Incurrence of such Subordinated Debt through the final maturity date of the Facilities and the final maturity date under the Second Lien Credit Agreement, and (C) the Required Lenders, and the Required Lenders under the Second Lien Loan Documents, have approved the terms of the subordination relating to such Subordinated Debt, and provided, further, that, for purposes of this clause (ii), Subordinated Debt shall not include Debt under the Second Lien Loan Documents;

               (iii) (A) Capitalized Leases not to exceed in the aggregate $70,000,000 (including the GECC Capital Lease, the NTFC Capital Lease and any other Capitalized Leases constituting Surviving Debt) at any time outstanding, and (B) in the case of Capitalized Leases to which any Subsidiary of the Borrower or BTI is a party, Debt of the Borrower or BTI of the type described in clause (i) of the definition of "Debt" guaranteeing the Obligations of such Subsidiary under such Capitalized Leases;

               (iv) the Surviving Debt;

               (v) Debt of the Parent so long as (A)(1) a sufficient amount of cash to pay interest on the Facilities for the next succeeding 24 months (in the reasonable

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          judgment of the Administrative Agent) is deposited into escrow on terms and conditions that are mutually acceptable to the Administrative Agent and the Borrower, (2) the final maturity date of such Debt is at least three months after the final maturity date of the Facilities and (3) the Administrative Agent and the Required Lenders are reasonably satisfied that the Parent and its Subsidiaries shall be in compliance with the provisions of the Loan Documents for the period from the end of the escrow arrangements through the final maturity date of the Facilities; or (B) 100% of the net proceeds of such Debt is used to repay, reduce or refinance the Debt pursuant to clause (viii) below, provided, that, the final maturity date of such Debt is on or after September 30, 2008, there is no principal amortization of such Debt before September 30, 2008 and such Debt is incurred upon the terms and conditions as are approved by the Required Lenders;

               (vi) Debt of the Borrower under Hedge Agreements; provided, that such agreements (A) are designed solely to protect the Borrower, BTI or any Subsidiaries of the Borrower or BTI against fluctuations in foreign currency exchange rates or interest rates and (B) do not increase the Debt of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

               (vii) Debt Incurred in connection with the refinancing of any Debt permitted under Section 5.02(b) (other than the Debt under the Loan Documents), provided, that the Debt Incurred in connection with such refinancing (A) has a scheduled maturity date that is on or after the scheduled maturity date of the Debt being refinanced, (B) has a weighted average life to maturity that is equal to or longer than the remaining weighted average life to maturity of the Debt being refinanced, determined immediately prior to giving effect to such refinancing, (C) does not include any provisions that may require mandatory prepayment of such Debt prior to its scheduled maturity, other than scheduled prepayments taken into consideration in determining compliance with clause (B) above and other provisions that are not materially more burdensome to the obligor thereunder than any such provisions included in the Debt being refinanced, (D) is Incurred by the same Person that Incurred the Debt being refinanced and is not Guaranteed or secured by any Lien unless the Debt being refinanced was Guaranteed or secured by a Lien (in which case such Debt shall not be Guaranteed by any Person that did not Guarantee the Debt being refinanced and shall not be secured by a Lien on any asset that did not secure the Debt being refinanced), (E) if the refinanced Debt was subordinated to the Debt under the Loan Documents or the Debt under the Second Lien Loan Documents, such Debt is subordinated to the Debt under the Loan Documents or the Debt under the Second Lien Loan Documents, as the case may be, on terms no less favorable to the Lenders or the Lenders under the Second Lien Loan Documents, as applicable, than the terms on which the Debt being refinanced was so subordinated, and (F) has an aggregate principal amount which is equal to or greater than that of the Debt being refinanced; provided, further, that Debt Incurred under this Section 5.02(b)(vii) which has an aggregate

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          principal amount that is greater than that of the Debt being refinanced shall not be permitted by this Section 5.02(b)(vii) unless a prepayment of the Debt under the Loan Documents and the Debt under the Second Lien Loan Documents is made in accordance with Section 2.05 hereof (each refinancing undertaken in accordance with this Section 5.02(b)(vii) shall be referred to herein as a "Permitted Refinancing");

               (viii) Debt (excluding Debt Incurred pursuant to Section 5.02(b)(v)) Incurred in connection with the repayment or refinancing of the Debt under the Loan Documents in full or, if the Debt under the Loan Documents is not repaid or refinanced in full, in such other amount as is approved by the Required Lenders;

               (ix) Debt in respect of Ordinary Course Obligations in an aggregate amount not to exceed $10,000,000 at any time outstanding;

               (x) Debt secured by a Permitted Lien, to the extent that such Debt is Incurred in the ordinary course of business and is not the subject of an enforcement, collection, execution, levy or foreclosure proceeding and is not duplicative of Debt Incurred pursuant to Section 5.02(b)(ix); and

               (xi) Debt in an aggregate principal amount not to exceed $5,000,000 at any time outstanding, provided, that none of the Debt referred to in Sections 5.02(b)(i) through (x) may be Incurred pursuant to this Section 5.02(b)(xi).

          Notwithstanding any other provision under this Section 5.02(b), (A) the maximum amount of Debt that the Parent or a Subsidiary may Incur pursuant to this Section 5.02(b) shall not be deemed to be exceeded with respect to any outstanding Debt, and the Loan Parties shall not be deemed to be out of compliance with Section 5.02(q), solely as a result of fluctuations in the exchange rates of currencies, and (B) any Loan Party may Incur Debt owed to any other Loan Party.

          (c) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof provided, that, the Parent or any of its Subsidiaries may engage in activities that are ancillary or related to its business.

          (d) Mergers, Etc. Other than as required to consummate the Merger Transactions, merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that:

               (i) any Subsidiary of the Borrower may merge into or consolidate with any other Subsidiary of the Borrower, provided, that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a Subsidiary of the Borrower, and provided, further, that, in the case of any such merger or consolidation to which a Subsidiary Guarantor is a party, the Person formed by such merger or consolidation shall be a Subsidiary Guarantor;

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               (ii) subject to the conditions of Section 5.02(f)(vii), any
          Subsidiary of the Borrower or BTI may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it, provided, that the Person formed by such merger or consolidation shall be a Subsidiary of the Borrower or BTI;

               (iii) in connection with any sale or other disposition permitted under Section 5.02(e) (other than clause (ii) thereof), any Subsidiary of the Borrower or BTI may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it;

               (iv) BTI may merge into or consolidate with any Subsidiary of BTI, the Borrower or any Subsidiary of the Borrower, provided, that the Person formed by such merger or consolidation (other than the Borrower) shall be a Subsidiary Guarantor;

               (v) any Subsidiary of the Borrower may merge into or consolidate with the Borrower, BTI or any Subsidiary of BTI, provided, that the Person formed by such merger or consolidation (other than the Borrower) shall be a Subsidiary Guarantor;

               (vi) any Subsidiary of BTI may merge into or consolidate with BTI, the Borrower or any Subsidiary of the Borrower or BTI, provided, that the Person formed by such merger or consolidation (other than the Borrower) shall be a Subsidiary Guarantor;

               (vii) any Person may merge into the Borrower, provided, that either (A)(1) the Parent and its Subsidiaries are in compliance with Sections 5.02(a), (b) and (f) on the date of such merger and after giving effect thereto, (2) the consideration for such merger consists solely of Capital Stock of the Parent and cash in lieu of fractional shares of such Capital Stock, (3) such Person has positive cash flow measured by EBITDA minus Capital Expenditures, in each case, for the most recent twelve full months preceding the date of such merger, (4) immediately preceding the date of such merger, the value of the Current Assets of such Person minus unsecured Debt for Borrowed Money of such Person to be assumed in such merger minus Capitalized Leases of such Person to be assumed in such merger is at least $1.00, and (5) if the date of such merger shall occur within twelve months after the Merger Closing Date, the Chief Financial Officer of the Borrower shall certify to the Administrative Agent that the Minimum Required Synergies shall be achieved prior to the date of such merger; or (B) the Required Lenders consent to such merger; and

               (viii) any Subsidiary of the Parent other than the Borrower may merge into or consolidate with any other Person (other than a Subsidiary of the Parent) or permit any such other Person to merge into or consolidate with it (other than, in either such case, in a transaction referred to in clause (ii) or (iii) above), provided,

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

          that the requirements of clause (vii) above shall be satisfied with respect to such Person and such merger or consolidation, and provided, further, that the Person formed by such merger or consolidation shall be a Subsidiary Guarantor;

     provided, that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default and in the case of any such merger to which the Borrower is a party, (i) the Borrower is the surviving corporation, and (ii) except as permitted by Section 5.02(f)(v), such merger does not adversely affect the Debt Rating, if any. The calculations referred to in clauses (vii)(A)(3) and (vii)(A)(4) above shall be made on a Consolidated basis with respect to all Persons that shall become Subsidiaries of the Parent as a result of any individual merger or consolidation to which such calculations shall apply.

          (e) Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, other than Inventory to be sold in the ordinary course of its business, except:

               (i) (A) sales of Inventory in the ordinary course of its business and (B) sales and leases of assets, including, without limitation, fiber sales in the ordinary course of its business consistent with prudent business practice for companies engaged in similar businesses;

               (ii) in a transaction authorized by Section 5.02(d) (other than clause (iii) thereof);

               (iii) sales of assets for cash and for fair value in an aggregate amount not to exceed $10,000,000 in any Fiscal Year;

               (iv) sales of obsolete equipment for cash in an aggregate amount not to exceed $20,000,000;

               (v) any sale, lease, transfer or other disposition by the Parent or any Subsidiary of the Parent to a Loan Party; and

               (vi) assignments, sales or other dispositions at fair market value of accounts receivable representing amounts owed to any Loan Party by any Person that is subject to a proceeding under the Bankruptcy Code;

     provided, that in the case of sales of assets pursuant to clause (iii) above, the Borrower shall, on the date of receipt by any Loan Party or any of its Subsidiaries of the Net Cash Proceeds from such sale, prepay the Advances pursuant to, and in the amount and order of priority set forth in,
     Section 2.05(b)(ii), as specified therein. Nothing in this Section 5.02(e) shall restrict the Parent from issuing, selling, transferring or otherwise disposing of, for or without consideration and by dividend or otherwise, any Equity Interests in the

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

     Parent, or any option, warrant or other right to purchase or otherwise acquire any Equity Interests in the Parent.

          (f) Investments in Other Persons. Other than as required to consummate the Merger Transactions, make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person, except:

               (i) equity Investments by the Parent and its Subsidiaries in their Subsidiaries outstanding on the date hereof and additional Investments in Loan Parties;

               (ii) loans and advances to employees in the ordinary course of the business of the Parent and its Subsidiaries in an aggregate principal amount not to exceed $1,000,000 at any time outstanding;

               (iii) Investments in Cash Equivalents;

               (iv) Investments existing on the date hereof and described on
          Schedule 4.01(y) hereto;

               (v) other Investments in an aggregate cash amount invested not to exceed $10,000,000 plus 50% of the Net Cash Proceeds from any issuance of Equity Interests; provided, however, that the consent of the Required Lenders shall be required for any single Investment in which the cash to be committed or paid exceeds $2,000,000; provided, further, that with respect to Investments made under this clause (v):
          (A) any newly acquired or organized Subsidiary of the Parent or any of its Subsidiaries shall be a wholly owned Subsidiary thereof; (B) immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom; and (C) any company or business acquired or invested in pursuant to this clause
          (v) shall be in the same line of business as the business of the Parent or any of its Subsidiaries or shall be engaged in an ancillary or related business; provided, further, still, that, if (1) any such Investment is made with a combination of cash and shares, stock or other securities of the Parent or any of its Subsidiaries and (2) such Investment results in the Debt Rating being downgraded by more than one level, then the Applicable Margin shall increase by 0.50% per annum;

               (vi) extension of trade credit in the ordinary course of business; and

               (vii) an Investment through the acquisition by the Parent or any of its Subsidiaries of all of the outstanding Capital Stock of another Person solely in exchange for the Capital Stock of the Parent and cash in lieu of fractional shares of such Capital Stock; provided, that either (A)(1) such Person has positive cash flow measured by EBITDA minus Capital Expenditures, in each case for the most recent twelve full months preceding the date of such acquisition, (2) immediately preceding the date of such acquisition, the value of the Current Assets of such

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

          Person minus unsecured Debt of such Person to be assumed in such acquisition minus Capitalized Leases of such Person to be assumed in such acquisition is at least $1.00, and (3) if the date of such acquisition shall occur within twelve months after the Merger Closing Date, the Chief Financial Officer of the Borrower shall certify to the Administrative Agent that the Minimum Required Synergies shall be achieved prior to the date of such acquisition; or (B) the Required Lenders consent to such acquisition; provided, that, in any such case, any Person so acquired shall be a Subsidiary Guarantor; provided, further, that the calculations referred to in clauses (A)(1) and
          (A)(2) above shall be made on a Consolidated basis with respect to all Persons that shall become Subsidiaries of the Parent as a result of any individual Investment to which such calculations shall apply, provided, however, that, if such combination results in the Debt Rating being downgraded by more than one level, then the Applicable Margin shall increase by 0.50% per annum.

          (g) Restricted Payments. Permit the Borrower, BTI or any Subsidiary of the Borrower or BTI to declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such or issue or sell any Equity Interests or accept any capital contributions (other than capital contributions from the parent of the Borrower, BTI or any Subsidiary of the Borrower or BTI to the extent permitted under Section 5.02(f)(i)), or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Borrower, BTI or the Parent, except that, if no Event of Default has occurred and is continuing, the Borrower, BTI and each Subsidiary of the Borrower and BTI may each declare and pay dividends in cash or otherwise make distributions in cash to its parent, including the Parent, provided, however, that such parent, including the Parent, may use the proceeds of such cash dividends and other distributions only to pay (i) scheduled interest and principal of Surviving Debt or any Debt issued or Incurred by such parent, including the Parent, after the Amendment Effective Date in accordance with the terms of Section 5.02(b) and (ii) in the case of the Parent, cash in lieu of issuing fractional shares of its Capital Stock in an aggregate amount not to exceed $250,000.

          (h) Amendments of Constitutive Documents. Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or bylaws or other constitutive documents except for any amendment that could not reasonably be expected to have a Material Adverse Effect. An amendment of (i) the redemption provisions of the Series A Certificate of Designation in connection with a sale of any of the Loan Parties, (ii) the redemption provisions of the Series B Certificate of Designation in connection with a sale of any of the Loan Parties, and (iii) the certificate of incorporation, bylaws or other constitutive documents of the Parent and the other Loan Parties as contemplated by the Merger Agreement shall not be deemed to have a Material Adverse Effect.

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

          (i) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required by generally accepted accounting principles, or (ii) Fiscal Year.

          (j) Prepayments, Etc., of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled amortization or maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt except (i) the payment or prepayment of any or all of the Obligations under the Loan Documents, (ii) the Capital Lease Amendment Payments, (iii) the Contingent Payments, and (iv) regularly scheduled or required repayments or redemptions of Surviving Debt, or amend, modify or change in any manner any term or condition of any Surviving Debt, except for any amendment, modification or change of Surviving Debt (except as provided in any of clauses (i) through (iii) above or otherwise in this Agreement) that (A) could not reasonably be expected to have a Material Adverse Effect, (B) would not accelerate the scheduled amortization of such Surviving Debt and (C) would not increase the applicable interest rate of such Surviving Debt, or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Debt payable to the Borrower or another Subsidiary of the Parent; provided, that, notwithstanding the foregoing, the Parent and its Subsidiaries may (1) consummate any Permitted Refinancing (and thereafter make any regularly scheduled or required repayment or redemptions of Debt incurred in connection with such Permitted Refinancing) and (2) repay or refinance the Debt under the Loan Documents in full or in such other amount as is approved by the Required Lenders pursuant to Section 5.02(b)(viii).

          (k) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except (i) in favor of (A) the Secured Parties under this Agreement or (B) the Secured Parties as provided and defined in the Second Lien Loan Documents or (ii) in connection with (A) any Surviving Debt or (B) any Capitalized Lease permitted under Section 5.02(b)(iii) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto.

          (l) Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so, other than any Subsidiary the sole assets of which consist of its interest in such partnership or joint venture.

          (m) Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions.

          (n) Formation of Subsidiaries. Organize, or permit any Subsidiary to organize, any new Subsidiary except (a) as permitted under Section 5.02(f)(v) or (b) so long as (i) there exists no Default or Event of Default both before and after giving effect to the creation of any new wholly owned Subsidiary and the transfer of any assets to such wholly owned Subsidiary, (ii) immediately upon the creation of any new wholly owned

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

     Subsidiary, such Subsidiary shall become a Subsidiary Guarantor, (iii) the applicable Loan Party, BTI or any Subsidiary of the Borrower or BTI owning any portions of the stock of any such new wholly owned Subsidiary immediately delivers all shares of stock of the new wholly owned Subsidiary to the Collateral Agent, subject to the provisions of the Intercreditor and Subordination Agreement, for the benefit of the Lender Parties and the Lender Parties under the Second Lien Loan Documents, together with stock powers executed in blank and executes and delivers to the Collateral Agent and immediately delivers to the Collateral Agent pledge agreements pledging all such stock to secure the Obligations and the Obligations under the Second Lien Loan Documents, in form substantially similar to the applicable Loan Document.

          (o) Payment Restrictions Affecting Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower, BTI or any Subsidiary of the Borrower or BTI (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) the Loan Documents, (ii) the Second Lien Loan Documents, (iii) any agreement or instrument evidencing Surviving Debt (including, without limitation, the GECC Capital Lease and the NTFC Capital Lease) and (iv) any agreement in effect at the time such Subsidiary becomes a Subsidiary of the Borrower or BTI, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower or BTI.

          (p) Amendment, Etc., of Material Contracts. Cancel or terminate (except in accordance with the terms thereof) any Material Contract, or consent to or accept any cancellation or termination thereof (except in accordance with the terms thereof), amend or otherwise modify any such Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any such Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any such Material Contract or take any other action in connection with any such Material Contract that would impair the value of the interest or rights of any Loan Party thereunder or that would impair the interest or rights of any Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing, except, in each of the foregoing cases, where to do so would not be reasonably likely to have a Material Adverse Effect.

          (q) Financial Condition Covenants.

               (i) Maximum Capital Expenditures. Make or commit to make, or allow any of its Subsidiaries to make or commit to make, Capital Expenditures exceeding, in the aggregate for each Fiscal Year until the Termination Date, the greater of (A) EBITDA for such Fiscal Year, less the sum of (I) cash interest expense for such Fiscal Year, plus
          (II) amounts paid under Section 2.03 and all principal payments under the GECC Capital Lease and the NTFC Capital Lease

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

          (a) during Fiscal Year 2002 (for purposes of calculating the maximum Capital Expenditures for Fiscal Year 2003) or (b) during Fiscal Year 2004 or the applicable Fiscal Year thereafter (for purposes of calculating the maximum Capital Expenditures for Fiscal Year 2004 or the applicable succeeding Fiscal Year, as the case may be), or (B) $10,000,000 for Fiscal Year 2003 and $15,000,000 for each Fiscal Year thereafter. For purposes of calculating maximum Capital Expenditures, the amount calculated in item (II) above shall be deemed not to have exceeded $20,000,000 for Fiscal Year 2004 and shall be deemed not to have exceeded $30,000,000 for Fiscal Year 2005. Compliance with this
          Section 5.02(q)(i) shall be measured at the end of each Fiscal Year, commencing with Fiscal Year 2003. To the extent the Borrower's actual Capital Expenditures for any Fiscal Year are less than the maximum Capital Expenditures for such Fiscal Year computed as aforesaid, the Borrower may increase Capital Expenditures for the subsequent Fiscal Year by an amount equal to the amount by which such maximum Capital Expenditures exceed such actual Capital Expenditures, but not by an amount which exceeds $5,000,000.

               For the purposes of this Section 5.02(q)(i) only, Capital Expenditures shall not include the Contingent Payments and any payment made in respect of that certain litigation arising from or in relating in any way to the use of rights of way granted to the Borrower by Mississippi Power Company; provided, that, to the extent that payment made in respect of such litigation is equal to or greater than $5,000,000, the Borrower shall deliver to the Agent prior to the payment thereof, a statement that the Borrower will have not less than $11,500,000 in cash and Cash Equivalents (excluding any insurance proceeds deposited with the Collateral Agent as described in clause
          (C) of the proviso in the definition of "Extraordinary Receipts") after making such payment, certified by the Chief Financial Officer of the Parent.

               (ii) Senior Debt Ratio. (A) Commencing on the last day of the fiscal quarter ending December 31, 2003 and, measured on the last day of each fiscal quarter thereafter until the Termination Date, the Senior Debt Ratio shall not exceed 4.0x. On the date that any Senior Debt permitted hereunder is Incurred, the Senior Debt Ratio shall not exceed 4.0x. Whenever the Senior Debt Ratio is computed for any purpose under this Agreement, if the computation is being made with respect to a period that ends (1) on the last day of a fiscal quarter, then the Senior Debt and EBITDA, for purposes of such computation, shall be the Senior Debt and EBITDA for the twelve-month period ended on such last day of such fiscal quarter, or (2) on a day other than the last day of a fiscal quarter, then the Senior Debt and EBITDA, for purposes of such computation, shall be the Senior Debt and EBITDA for the most recently completed twelve-month period.

                    (B) Solely for the purposes of calculating the Senior Debt
               Ratio for purposes of clause (ii)(A) above and for purposes of calculating the Applicable Eurodollar Rate Margin or Applicable Base Rate Margin, EBITDA may be adjusted upward (only to the extent that lost revenue

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

               exceeds new revenue) to account for any reduction in EBITDA resulting from lost revenue from PRI accounts of the Borrower and its Subsidiaries and IFN accounts related to the sale of capacity along the fiber network during the period commencing December 31, 2002 and ending June 30, 2004, determined on the last day of each fiscal quarter during such period, for the period of the four consecutive fiscal quarters then ended, in an aggregate amount not to exceed the amount set forth opposite such date below:

                     Period          Amount
               -----------------   ----------
               December 31, 2003   $7,800,000
               March 31, 2004      $7,300,000
               June 30, 2004       $3,100,000

          Any such adjustment to EBITDA under this clause (ii)(B) shall be calculated on a pro-rated net revenue basis multiplied by 90% for the applicable period pursuant to a compliance schedule reasonably satisfactory to the Administrative Agent.

               (iii) Total Leverage Ratio. On December 31, 2003, the Total Leverage Ratio shall not exceed 5.75x and commencing on the last day of the fiscal quarter ending March 31, 2004, and measured on the last day of each fiscal quarter thereafter until the Termination Date, the Total Leverage Ratio shall not exceed the ratio set forth below opposite the applicable date:

          The last day of the fiscal quarter ending:   Ratio
          ------------------------------------------   -----
          March 31, 2004    -   June 30, 2004           5.5x
          September 30, 2004-   December 31, 2004       5.0x
          March 31, 2005    -   June 30, 2006           4.5x

               Whenever the Total Leverage Ratio is computed for any purpose under this Agreement, if the computation is being made with respect to a period that ends (A) on the last day of a fiscal quarter, then the Consolidated debt and Consolidated EBITDA, for purposes of such computation, shall be the Consolidated debt and Consolidated EBITDA for the twelve-month period ended on such last day of such fiscal quarter, or (B) on a day other than the last day of a fiscal quarter, then the Consolidated debt and Consolidated EBITDA, for purposes of such computation, shall be the Consolidated debt and Consolidated EBITDA for the most recently completed twelve-month period

               (iv) Interest Coverage Ratio. Commencing on the last day of the fiscal quarter ending December 31, 2003, and measured on the last day of each fiscal quarter thereafter until the Termination Date, the Interest Coverage Ratio shall not be less than the ratio set forth below opposite the applicable date:

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

          The last day of the fiscal quarter ending:   Ratio
          ------------------------------------------   -----
          December 31, 2003 -   June 30, 2004           2.5x
          September 30, 2004-   December 31, 2004       3.0x
          March 31, 2005    -   June 30, 2005           3.5x
          September 30, 2005-   June 30, 2006           4.0x

               (v) Minimum Cash. Permit the sum of (A) cash-on-hand and (B) Cash Equivalents, in each case not subject to a Lien (other than Liens in favor of the Collateral Agent pursuant to the Loan Documents and Liens in favor of the Collateral Agent pursuant to the Second Lien Loan Documents) or the use of which is otherwise restricted, to be less than (1) $10,000,000 from the Amendment Effective Date through October 29, 2003, (2) $19,250,000 from October 30, 2003 through such date on which the Borrower is no longer required to maintain a segregated account pursuant to Section 5.01(n)(iv) and (3) $10,000,000 thereafter. The amount on deposit in the segregated account maintained pursuant to Section 5.01(n)(iv) shall not be deemed to constitute cash-on-hand or Cash Equivalents for the purposes of this Section 5.02(q)(v).

          In the event that the Borrower reverses any restructuring charge previously included in EBITDA and used in the calculation of maximum Capital Expenditures or the Senior Debt Ratio pursuant to this Section 5.02(q), it shall be required to demonstrate retroactive compliance with such financial covenants set forth above in this Section 5.02(q) for the affected periods.

          In the event that the actual Capital Expenditures, the Senior Debt Ratio or the Total Leverage Ratio exceeds the applicable amount set forth above in this Section 5.02(q), or the Interest Coverage Ratio no longer exceeds the applicable amount set forth above in this Section 5.02(q), or the aggregate amount of cash and Cash Equivalents is less than the required amount set forth above in this Section 5.02(q), then within 60 days after the date of the applicable Financial Covenants Certificate, the Borrower shall (i) in the case of an excess with respect to Capital Expenditures, prepay the Advances by the amount by which such actual Capital Expenditures exceed the maximum Capital Expenditures, as set forth in Section 2.05(b)(v), (ii) in the case of an excess with respect to the Senior Debt Ratio, the Total Leverage Ratio or the Interest Coverage Ratio, as the case may be, prepay the Advances to the extent necessary to comply with the Senior Debt Ratio, the Total Leverage Ratio or the Interest Coverage Ratio, as applicable, as set forth in Section 2.05(b)(vi), or (iii) increase the amount of cash and Cash Equivalents to no less than the amount required by this Section 5.02(q), as applicable, and the Borrower's failure to comply with the applicable covenant in this Section 5.02(q) shall not constitute a Default unless the Borrower fails to take the applicable corrective action specified above within such 60-day period.

          SECTION 5.03. Reporting Requirements. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid or any Lender

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

Party shall have any Commitment hereunder, the Borrower shall furnish to the Agents and the Lender Parties:

          (a) Default Notice. As soon as possible and in any event within two days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the Chief Financial Officer of the Borrower setting forth details of such Default or any such event, development or occurrence and the action that the Borrower has taken and proposes to take with respect thereto.

          (b) Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of an annual report on Form 10-K for such year for the Parent and its Subsidiaries, including therein a Consolidated balance sheet of the Parent and its Subsidiaries as of the end of such Fiscal Year and Consolidated statement of income and a Consolidated statement of cash flows of the Parent and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Lenders of BDO Seidman, LLP or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a certificate of such accounting firm to the Lender Parties stating that in the course of the regular audit of the business of the Parent and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a report setting forth all of the Borrower's IFN revenues and PRI revenues by circuit (or as otherwise agreed by the Administrative Agent), (iii) a Financial Covenants Certificate stating the Borrower's calculation of the ratios set forth in
     Section 5.02(q) for the last quarter of such Fiscal Year, a statement as to the amount of proceeds from any sale of assets, including obsolete equipment, received during such Fiscal Year (provided, that any such sale of assets individually or as part of a series of related transactions resulted in receipt of proceeds in excess of $100,000 in such Fiscal Year), and a statement of the Borrower's calculation of Excess Cash Flow for such Fiscal Year, each with supporting documentation and in reasonable detail, and (iv) a Financial Covenants Certificate stating that the representations and warranties in each Loan Document are correct in all material respects on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than such date, in which case as of such date and that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto.

          (c) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, (i) Consolidated balance sheet of the Parent and its Subsidiaries as of the end of such quarter and Consolidated statement of income and a Consolidated statement of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated statement of

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

     income and a Consolidated statement of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, (ii) a report setting forth all of the Borrower's IFN revenues and PRI revenues by circuit (or as otherwise agreed by the Administrative Agent) for the preceding twelve months, and (iii) a Financial Covenants Certificate stating the Borrower's calculation of the ratios set forth in Section 5.02(q) for such fiscal quarter with supporting documentation, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the Chief Financial Officer of the Parent as having been prepared in accordance with GAAP (with respect to item (i)), and stating that the representations and warranties in each Loan Document are correct in all material respects on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than such date, in which case as of such date and that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent has taken and proposes to take with respect thereto.

          (d) Monthly Financials. As soon as available and in any event within 30 days after the end of each month, (i) a Consolidated balance sheet of the Parent and its Subsidiaries as of the end of such month, a Consolidated statement of income and a Consolidated statement of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous month and ending with the end of such month, and a Consolidated statement of income and a Consolidated statement of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the preceding month, all in reasonable detail and duly certified by the Chief Financial Officer of the Parent, and (ii) a condensed receivables aging report, prepared in accordance with the Borrower's customary practice from time to time, for the Borrower, BTI and the Subsidiaries of the Borrower and BTI for such month with respect to their major lines of business and any significant specific accounts review necessary to support bad debt allowances, certified by the Chief Financial Officer of the Parent as fairly and accurately reporting the information described therein, and
     (iii) a certificate of the Chief Financial Officer of the Parent setting forth EBITDA for the last twelve months then ended.

          (e) Forecasts and Budgets. As soon as available and in any event no later than 45 days after the end of each Fiscal Year, the following prepared by management of the Borrower, in form satisfactory to the Administrative Agent (i) balance sheets, income statements and cash flow statements on a monthly and annual basis for the Fiscal Year following such prior Fiscal Year; (ii) balance sheets, income statements and cash flow statements on an annual basis for each Fiscal Year thereafter until the Termination Date; and (iii) a selling, general and administrative expense budget and a capital expenditure budget for the Borrower, BTI and the Subsidiaries of the Borrower and BTI for each Fiscal Year in form and substance reasonably satisfactory to the Administrative Agent.

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          (f) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(f), and promptly after the occurrence thereof, notice of any adverse change in the status or the financial effect on any Loan Party or any of its Subsidiaries of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

          (g) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

          (h) Creditor Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of Debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this
     Section 5.03.

          (i) Agreement Notices. Promptly upon receipt thereof, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Material Contract or material instrument, indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding the related documents, the Material Contracts and such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request.

          (j) Revenue Agent Reports. Within 10 days after receipt, copies of all Revenue Agent Reports (Internal Revenue Service Form 886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrower is a member aggregating $2,000,000 or more.

          (k) Tax Certificates. (x) Promptly, and in any event within 15 Business Days after the due date (with extensions) for filing the final Federal income tax return in respect of each taxable year, a certificate (a "Tax Certificate"), signed by the President or the Chief Financial Officer of the Borrower, stating that the Borrower has paid to the Internal Revenue Service or other taxing authority, the full amount that the Borrower is required to pay in respect of Federal income tax for such year and that the Borrower, BTI and the Subsidiaries of the Borrower and BTI have received any amounts payable to them, and have not paid amounts in respect of taxes (Federal, state, local or foreign) in excess of the amount they are required to pay, under the Tax Agreement in respect of such taxable year, and (y) all correspondence between the Borrower and the Internal

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     Revenue Service or other taxing authority relating to any request for, grant of and compliance with any extensions granted with respect to the filing of any income tax returns.

          (l) ERISA. (i) ERISA Events and ERISA Reports. (A) Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

               (ii) Plan Terminations. Promptly and in any event within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

               (iii) Plan Annual Reports. Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

               (iv) Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that is reasonably expected to be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

          (m) Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

          (n) Real Property. (i) As soon as available and in any event within 30 days after the end of each Fiscal Year, a report supplementing Schedules 4.01(w) and 4.01(x) hereto, including an identification of all owned and leased real property disposed of by the Borrower, BTI or any Subsidiaries of the Borrower or BTI during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or

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     leased during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete and (ii) promptly inform the Administrative Agent of any investments in any of the real property listed on Schedule 4.01(w) hereto proposed to be made by any Loan Party or Loan Parties such that thereafter, the value thereof shall exceed $1,000,000 individually.

          (o) Insurance. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as any Agent, or any Lender Party through the Administrative Agent, may reasonably specify.

          (p) Intentionally omitted.

          (q) New Accounts. Promptly after opening an account with a bank or other financial institution not subject to an account control agreement referred to in Section 3.01(b)(ii)(H), notification thereof.

          (r) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Agent, or any Lender Party through the Administrative Agent, may from time to time reasonably request.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

          SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

          (a) (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause
     (ii) within three Business Days after the same becomes due and payable; or

          (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

          (c) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in Section 2.05(b), 2.13, 5.01(e), (f), (i), (j) or
     (m), 5.02 or 5.03; provided, that (i) failure to comply with the covenant set forth in Section 2.05(b)(ii) or (iii) shall not constitute an Event of Default unless and until such failure shall remain unremedied for three Business Days and (ii) failure to comply with the covenant set forth

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     in Section 2.05(b)(iv) shall not constitute an Event of Default unless and until such failure shall remain unremedied for 10 Business Days; provided, further, that failure to comply with the covenant set forth in Section 5.02(q)(i), (ii), (iii, (iv) or (v) shall not constitute an Event of Default unless the Borrower fails to prepay the Advances to the extent specified in Section 2.05(b)(v) or Section 5.02(b)(vi) or increase the aggregate amount of cash and Cash Equivalents to no less than the amount required by Section 5.02(q)(v), as applicable, within the 60-day period referred to therein; or

          (d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by any Agent or any Lender Party; or

          (e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $2,000,000 either individually or in the aggregate (but excluding Debt outstanding hereunder) of such Loan Party or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

          (f) any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

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          (g) any judgments or orders for the payment of money (individually or in the aggregate) in excess of $5,000,000 (other than in connection with the Contingent Payments) shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgments or orders or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of any such judgments or orders, by reason of a pending appeal or otherwise, shall not be in effect; or

          (h) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could be reasonably likely to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason cease to be valid and binding on or enforceable against any Loan Party to it, or any such Loan Party shall so state in writing; or

          (j) any Collateral Document after delivery thereof pursuant to Section
     3.01 or 5.01(j) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or

          (k) a Change of Control shall occur; or

          (l) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $2,000,000; or

          (m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $2,000,000 or requires payments exceeding $1,000,000 per annum; or

          (n) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately

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     preceding the plan year in which such reorganization or termination occurs by an amount exceeding $1,000,000; or

          (o) an "Event of Default" (as defined in any Mortgage) shall have occurred and be continuing; or

          (p) an "Event of Default" shall have occurred and be continuing under the Second Lien Credit Agreement; or

          (q) any party to the Merger Agreement shall fail to perform or observe any term, covenant or agreement contained in Section 8.21 of the Merger Agreement on its part to be performed or observed and such failure shall remain unremedied for 15 Business Days;

then, and in any such event, the Administrative Agent shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                   ARTICLE VII

                                    GUARANTY

          SECTION 7.01. Guaranty; Limitation of Liability. (a) Each Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such obligations being the "Guaranteed Obligations"), and agrees to pay any and all reasonable expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Agreement or any other Loan Document. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

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          (b) Each Guarantor, and by its acceptance of this Agreement, the
Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Agreement and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Lender Parties and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Agreement not constituting a fraudulent transfer or conveyance.

          (c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Agreement or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

          SECTION 7.02. Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender with respect thereto. The obligations of each Guarantor under or in respect of this Agreement are independent of the Guaranteed Obligations or any other obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Agreement, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Agreement shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

          (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

          (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

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          (d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

          (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

          (f) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Parties (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

          (g) the failure of any other Person to execute or deliver this Agreement, any Guaranty Supplement or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

          (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

          SECTION 7.03. Waivers and Acknowledgments. (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Agreement and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

          (b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Agreement and acknowledges that this Agreement is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

          (c) Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the

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subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

          (d) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.

          (e) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 7.02 and this Section
7.03 are knowingly made in contemplation of such benefits.

          SECTION 7.04. Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower or any other Loan Party or any other inside guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under or in respect of this Agreement or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Agreement shall have been paid in full in cash. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of

          (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Agreement, and (b) the Termination Date, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Agreement, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Agreement thereafter arising. If
(i) any Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Agreement shall have been paid in full in cash, and
(iii) the Termination Date shall have occurred, the Secured Parties will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by

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subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Agreement.

          SECTION 7.05. Guaranty Supplements. Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit I hereto (each, a "Guaranty Supplement"), (a) such Person shall be referred to as an "Additional Guarantor" and shall become and be a Guarantor hereunder, and each reference in this Agreement to a "Guarantor" shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a "Subsidiary Guarantor" shall also mean and be a reference to such Additional Guarantor, and (b) each reference herein to "this Guaranty," "hereunder," "hereof" or words of like import referring to this Agreement, and each reference in any other Loan Document to the "Guaranty," "thereunder," "thereof" or words of like import referring to this Agreement, shall mean and be a reference to this Agreement as supplemented by such Guaranty Supplement.

          SECTION 7.06. Subordination. Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Loan Party (the "Subordinated Obligations") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 7.06:

          (a) Prohibited Payments, Etc. Except during the continuance of a Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any bankruptcy law relating to any other Loan Party), however, unless the Required Lenders otherwise agree, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

          (b) Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any other Loan Party, each Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any bankruptcy law, whether or not constituting an allowed claim in such proceeding ("Post-Petition Interest")) before such Guarantor receives payment of any Subordinated Obligations.

          (c) Turn-Over. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post-Petition Interest), together with any necessary endorsements or other instruments of

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     transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Agreement.

          (d) Administrative Agent Authorization. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post-Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post-Petition Interest).

          SECTION 7.07. Continuing Guaranty; Assignments. This Agreement is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Agreement and (ii) the Termination Date, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, subject to Section 9.07, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in Section 9.07. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

          SECTION 7.08. Release of Guarantor. In the event that all of the capital stock of one or more Guarantors is sold or otherwise disposed of (except to the Borrower, BTI or any Subsidiary of the Borrower or BTI) or liquidated in compliance with the requirements of the this Agreement (or such sale or other disposition or liquidation has been approved in writing by the Required Lenders) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of this Agreement, to the extent applicable, such Guarantor shall be released from this Agreement and this Agreement shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more persons that own, directly or indirectly, all of the capital stock or partnership interests of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section 7.08).

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                                  ARTICLE VIII

                                    THE AGENT

          SECTION 8.01. Authorization and Action. Each Lender Party hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

          SECTION 8.02. Agents' Reliance, Etc. Neither any Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent:
(a) may treat the payee of any Note as the holder thereof until, in the case of the Administrative Agent, the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of any other Agent, such Agent has received notice from the Administrative Agent that it has received and accepted such Assignment and Acceptance, in each case as provided in Section 9.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall Incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 8.03. Wells Fargo and Affiliates. With respect to any Commitments, any Advances made by it and any Notes issued to it, Wells Fargo shall have the same rights and

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powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not an Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include Wells Fargo in its individual capacity. Wells Fargo and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if Wells Fargo was not an Agent and without any duty to account therefor to the Lender Parties.

          SECTION 8.04. Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon any Agent or any other Lender Party and based on the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 8.05. Indemnification. (a) Each Lender Party severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 9.04 (other than under Section 9.04(c)), to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower.

          (b) For purposes of this Section 8.05, the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties and (ii) the Commitments of the respective Lender Parties at such time. The failure of any Lender Party to reimburse any Agent promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Agent as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Agent for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 8.05

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shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

          SECTION 8.06. Successor Agents. Any Agent may resign at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lender Parties, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. If within 45 days after written notice is given of the retiring Agent's resignation or removal under this Section 8.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Agent's resignation or removal shall become effective, (ii) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent's resignation or removal hereunder as Agent shall have become effective, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

          SECTION 8.07. Appointment of Subagents. Anything herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents or collateral co-agents (each, a "Subagent") with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the Liens on such Collateral granted pursuant to the applicable Collateral Documents shall be deemed for purposes of this Agreement and the other Loan Documents to have been granted to such Subagent, in addition to the Collateral Agent, for the benefit of the Secured Parties, (ii) such Subagent shall be automatically vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent under the Loan Documents with respect to such Collateral, (iii) the provisions of this Article 8 and of Section 9.04 that refer to each Agent shall be deemed to be references to each Agent and/or each Subagent, as the context may require, and (iv) the term "Collateral Agent", when used herein or in any of the applicable Collateral Documents in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral shall include such Subagent; provided, however, that no such Subagent shall be authorized to

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take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.

                                   ARTICLE IX

                                  MISCELLANEOUS

          SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender Party that is, at such time, a Defaulting Lender), do any of the following at any time: (i) waive any of the conditions specified in Section 3.01, (ii) change the number of Lenders or the percentage of (x) the Commitments or (y) the aggregate unpaid principal amount of the Advances that, in each case, shall be required for the Lenders or any of them to take any action hereunder,
(iii) reduce or limit the obligations of any Guarantor under Section 7.01 or release such Guarantor or otherwise limit such Guarantor's liability with respect to the Obligations owing to the Agents and the Lender Parties, (iv) release all or substantially all of the Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on all or substantially all of the Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Secured Parties under the Loan Documents, or (v) amend Section 2.10 or this Section 9.01, and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender (other than any Lender that is, at such time, a Defaulting Lender) that has a Commitment under any of the Facility if such Lender is directly affected by such amendment, waiver or consent, (i) increase the Commitments of such Lender or subject such Lender to any additional obligations, (ii) reduce the principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender or (iii) postpone any date fixed for any payment of principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents.

          SECTION 9.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to the Borrower, at its address at 1791 OG Skinner Drive, West Point, GA 81833, Attention: Douglas A. Shumate; if to any Amendment Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; if to the Agent, at its address at Wells Fargo Bank Minnesota, National Association, Corporate Trust Services, N9303-120, Sixth

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Street & Marquette Avenue, Minneapolis, MN 55479, T: (612) 667-0337, F: (612)
667-9825, Attention: Jeffery T. Rose; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively, except that notices and communications to any Agent pursuant to
Article II, III or VIII shall not be effective until received by such Agent. Manual delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

          SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender Party or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 9.04. Costs and Expenses. (a) The Borrower agrees to pay on demand (i) all costs and expenses of each Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for each Agent with respect thereto, with respect to advising such Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of each Agent and each Lender Party in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender Party with respect thereto).

          (b) The Borrower agrees to indemnify and hold harmless each Agent, each Lender Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) any claims by third parties involving (i) the Facilities, the actual or proposed use of the proceeds of the Advances, the Loan Documents or any of the transactions contemplated thereby, or
(ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any

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way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense results from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated by the Loan Documents are consummated. Each of the parties hereto also agrees not to assert any claim against any other party hereto or any of their respective Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances, the Loan Documents or any of the transactions contemplated by the Loan Documents.

          (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.05, 2.08(b)(i) or 2.09(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or if the Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.03, 2.05 or 6.01 or otherwise, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss (including loss of any interest that, but for such failure, such Lender would have earned with respect to such principal amount, reduced if such Lender Party is able to redeposit or reinvest such principal amount, by interest earned by such Lender as a result of such redeposit or reinvestment), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance. For the purpose of calculating amounts payable to any Lender Party under this Section 9.04(c), each Lender Party shall be deemed to have actually funded its Eurodollar Rate Advance through the purchase of a deposit-bearing interest at the Eurodollar Rate in an amount equal to the amount of that Eurodollar Rate Advance and having a maturity comparable to the applicable Interest Period; provided, that each Lender Party may fund each Eurodollar Rate Advance in any manner it deems appropriate, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 9.04(c).

          (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

          (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.09 and 2.10 and this Section
9.04 shall survive the payment in

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full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

          SECTION 9.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender Party or such Affiliate to or for the credit or the account of the Borrower, BTI and the Subsidiaries of the Borrower and BTI against any and all of the Obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Agent and each Lender Party agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender Party and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender Party and their respective Affiliates may have.

          SECTION 9.06. Binding Effect. This Agreement shall become effective when it has been executed by the Borrower and each Agent, and the Administrative Agent has been notified by the Required Lenders that each such Required Lender has executed it, and thereafter this Agreement shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

          SECTION 9.07. Assignments and Participations. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $1,000,000 (or such lesser amount as shall be approved by the Administrative Agent and, so long as no Event of Default shall have occurred and be continuing at the time of effectiveness of such assignment, the Borrower, such approval, in the case of the Borrower, not to be unreasonably withheld), (ii) each such assignment shall be to an Eligible Assignee, and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment. No processing and recordation fee shall be due.

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          (b) Upon such execution, delivery, consent, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance,
(i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.09, 2.10 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (c) By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender, as the case may be.

          (d) The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment and the fee payable in connection with such assignment and acceptance pursuant to the Successor Agent Agreement, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and each other Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under each Facility pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 or A-2 hereto, as the case may be.

          (f) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

          (g) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

          (h) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          SECTION 9.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Manual delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

          SECTION 9.09. Confidentiality. Neither any Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to such Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner regulating such Lender Party, (d) to any rating agency when required by it, provided, that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender Party and (e) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor, provided, that prior to such disclosure, such contractual counterparty or professional advisor to such contractual counterparty shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Agent or Lender Party.

          SECTION 9.10. Release of Collateral. Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party (including, without limitation, as a result of the sale, in accordance with the terms of the Loan Documents, of the Loan Party that owns such Collateral) in accordance with the terms of the Loan Documents, the Collateral Agent will, at the Borrower's expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents.

          SECTION 9.11. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction. Notwithstanding the foregoing, no party that is a sovereign entity shall be deemed to have waived any immunity against pre-judgment attachment of any of its assets or properties.

          (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          SECTION 9.12. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

          SECTION 9.13. Waiver of Jury Trial. Each of the Guarantors, the Borrower, the Agents and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of any Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

          SECTION 9.14. Waiver and Consent. The Lender Parties hereby irrevocably (i) waive any and all Defaults and Events of Default that may exist and be continuing as of the Amendment Effective Date under and as defined in the First Amended ITCD Credit Agreement and any other Loan Document as provided and defined in the First Amended ITCD Credit Agreement and irrevocably waive any and all remedies and other rights they may have under the First Amended ITCD Credit Agreement, any other Loan Document as provided and defined in the First Amended ITCD Credit Agreement, this Agreement or any other Loan Document or otherwise in respect of such Defaults and Events of Defaults, (ii) agree and consent to the consummation of each and every one of the Merger Transactions notwithstanding that the consummation of any such Merger Transaction may, in the absence of this
Section 9.14, be deemed to violate or breach, or conflict with, this Agreement or any other Loan Document or to constitute a Default or an Event of Default under the First Amended ITCD Credit Agreement, any other Loan Document as provided and defined in the First Amended ITCD Credit Agreement, this Agreement or any other Loan Document and (iii) agree and covenant to the consummation of the MEGAPOP Transactions notwithstanding that the consummation of the MEGAPOP Transactions may, in the absence of this Section 9.14, be deemed to violate or breach, or conflict with, this Agreement or any other Loan Document or to constitute a Default or an Event of Default under this Agreement or any other Loan Document. Notwithstanding any other provision of this Agreement to the contrary, once this Agreement becomes effective, the provisions of this Section 9.14, as they apply to the First Amended ITCD Credit Agreement and any other such Loan Document, shall be deemed to have become effective immediately prior to the consummation of the Merger Transactions.

          SECTION 9.15. Release of the Agent and the Lenders. Effective as of the date hereof, the Borrower and the Subsidiary Guarantors hereby release each Lender and each such Lender's direct and indirect stockholders and other affiliates, officers, employees, directors and agents (collectively, the "Releasees") from any and all claims, demands, liabilities, responsibilities, disputes, causes of action (whether at law or in equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent that any of the Borrower or the Subsidiary Guarantors may have against any Lender, arising from or relating to any action or inactions of any Releasee on or prior to the date hereof with respect to this Agreement, any other Loan Document, the Obligations, the Collateral or any other property securing the Obligations. For purposes of the release contained in this paragraph, the term "Borrower" shall also include the Borrower's successors and assigns, including, without limitation, any trustee, receiver or other representative acting on behalf of the Borrower.

          SECTION 9.16. FS Multimedia, Inc. FS Multimedia, Inc. is expected to be merged into a Subsidiary of the Parent shortly after the Amendment Effective Date. Consequently, FS Multimedia, Inc is executing this Agreement for the sole purpose of agreeing to be bound by the terms of Article VII as a Guarantor until such time as such merger has consummated. In the event such merger is consummated within 15 Business Days after the Amendment Effective Date, FS Multimedia, Inc., effective as of the consummation of such merger, shall no longer be bound by, or subject to, Article VII or any term or provision of any Loan Document. In the event such merger is not consummated within 15 Business Days after the Amendment Effective Date, then FS Multimedia, Inc. shall execute and deliver all Loan Documents, and perform all such other actions, as all other Guarantors are obligated to execute and deliver or perform in connection with the consummation of the Transactions.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PARENT:

                         ITC/\DELTACOM, INC.


                         By: /s/ Douglas A. Shumate
                            ----------------------------------------------------
                            Name: Douglas A. Shumate
                            Title: Senior Vice President/Chief Financial Officer

BORROWER:

                         INTERSTATE FIBERNET, INC.


                         By: /s/ Douglas A. Shumate
                            ----------------------------------------------------
                            Name: Douglas A. Shumate
                            Title: Senior Vice President/Chief Financial Officer

SUBSIDIARY GUARANTORS:

                         ITC/\DELTACOM COMMUNICATIONS, INC.


                         By: /s/ Douglas A. Shumate
                            ----------------------------------------------------
                            Name: Douglas A. Shumate
                            Title: Senior Vice President/Chief Financial Officer


                         DELTACOM INFORMATION SYSTEMS, INC.


                         By: /s/ Douglas A. Shumate
                            ----------------------------------------------------
                            Name: Douglas A. Shumate
                            Title: Senior Vice President/Chief Financial Officer

                         BUSINESS TELECOM, INC.


                         By: /s/ Douglas A. Shumate
                            ----------------------------------------------------
                            Name: Douglas A. Shumate
                            Title: Senior Vice President/Chief Financial Officer


                         BTI TELECOM CORP.


                         By: /s/ Douglas A. Shumate
                            ----------------------------------------------------
                            Name: Douglas A. Shumate
                            Title: Senior Vice President/Chief Financial Officer


                         BUSINESS TELECOM OF VIRGINIA, INC.


                         By: /s/ Douglas A. Shumate
                            ----------------------------------------------------
                            Name: Douglas A. Shumate
                            Title: Senior Vice President/Chief Financial Officer

                         FS MULTIMEDIA, INC.


                         By: /s/ Douglas A. Shumate
                            ----------------------------------------------------
                            Name: Douglas A. Shumate
                            Title: Senior Vice President/Chief Financial Officer

ADMINISTRATIVE AGENT
AND COLLATERAL AGENT:

                         WELLS FARGO BANK MINNESOTA, N.A.


                         By: /s/ Jeffery Rose
                            ----------------------------------------------------
                               Duly Authorized Signatory
                         Name: Jeffery Rose
                         Title: Corporate Trust Officer

LENDERS:

                         PW WILLOW FUND, L.L.C.


                         By Bond Street Capital LLC


                         By: /s/ Sam S. Kim
                            ----------------------------------------------------
                         Name: Sam S. Kim
                         Title: Managing Member
                                Bond Street Capital, L.L.C.

                         ELC (CAYMAN) LTD. 2000-1


                         By David L. Babson & Company Inc.,
                         as Collateral Manager


                         By: /s/ Clifford M. Noreen
                            ----------------------------------------------------
                            Name: Clifford M. Noreen
                            Title: Managing Director

                         MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY


                         By David L. Babson & Company Inc.,
                         as Investment Advisor


                         By: /s/ Clifford M. Noreen
                            ----------------------------------------------------
                            Name: Clifford M. Noreen
                            Title: Managing Director

                         SUFFIELD CLO, LIMITED


                         By David L. Babson & Company Inc.,
                         as Collateral Manager


                         By: /s/ Clifford M. Noreen
                            ----------------------------------------------------
                            Name: Clifford M. Noreen
                            Title: Managing Director


                         TRYON CLO LTD. 2000-1


                         By David L. Babson & Company Inc.,
                         as Collateral Manager


                         By: /s/ Clifford M. Noreen
                            ----------------------------------------------------
                            Name: Clifford M. Noreen
                            Title: Managing Director

                         GOLDENTREE HIGH YIELD MASTER FUND, LTD.


                         By Goldentree Asset Management, L.P.


                         By: /s/ Steven Shapiro
                            ----------------------------------------------------
                            Name: Steven Shapiro
                            Title: Portfolio Manager


                         GOLDENTREE HIGH YIELD MASTER FUND II, LTD.


                         By Goldentree Asset Management, L.P.


                         By: /s/ Steven Shapiro
                            ----------------------------------------------------
                            Name: Steven Shapiro
                            Title: Portfolio Manager

                         GOLDENTREE HIGH YIELD OPPORTUNITIES I, L.P.


                         By Goldentree Asset Management, L.P.


                         By: /s/ Steven Shapiro
                            ----------------------------------------------------
                            Name: Steven Shapiro
                            Title: Portfolio Manager


                         GOLDENTREE HIGH YIELD OPPORTUNITIES II, L.P.


                         By Goldentree Asset Management, L.P.


                         By: /s/ Steven Shapiro
                            ----------------------------------------------------
                            Name: Steven Shapiro
                            Title: Portfolio Manager


                         DB STRUCTURED PRODUCTS INC.


                         By Goldentree Asset Management, L.P.


                         By: /s/ Steven Shapiro
                            ----------------------------------------------------
                            Name: Steven Shapiro
                            Title: Portfolio Manager

                         GOLDENTREE LOAN OPPORTUNITIES I, LIMITED


                         By Goldentree Asset Management, L.P.


                         By: /s/ Steven Shapiro
                            ----------------------------------------------------
                            Name: Steven Shapiro
                            Title: Portfolio Manager


                         SAFETY NATIONAL CASUALTY CORPORATION


                         By Goldentree Asset Management, L.P.


                         By: /s/ Steven Shapiro
                            ----------------------------------------------------
                            Name: Steven Shapiro
                            Title: Portfolio Manager


                         ALPHA U.S. SUBFUND II, LLC


                         By Goldentree Asset Management, L.P.


                         By: /s/ Steven Shapiro
                            ----------------------------------------------------
                            Name: Steven Shapiro
                            Title: Portfolio Manager

                         SANKATY ADVISORS, LLC, as Collateral
                         Manager for Brant Point II CBO 2000-1 LTD., as Term Lender


                         By: /s/ Diane J. Exter
                            ----------------------------------------------------
                            Name: Diane J. Exter
                            Title: Managing Director
                                   Portfolio Manager


                         SANKATY ADVISORS, LLC, as Collateral
                         Manager for Great Point CLO 1999-1 LTD., as Term
                         Lender


                         By: /s/ Diane J. Exter
                            ----------------------------------------------------
                            Name: Diane J. Exter
                            Title: Managing Director
                                   Portfolio Manager


                         SANKATY HIGH YIELD PARTNERS III, L.P.


                         By: /s/ Diane J. Exter
                            ----------------------------------------------------
                            Name: Diane J. Exter
                            Title: Managing Director
                                   Portfolio Manager


                         SANKATY HIGH YIELD PARTNERS II, L.P.


                         By: /s/ Diane J. Exter
                            ----------------------------------------------------
                            Name: Diane J. Exter
                            Title: Managing Director
                                   Portfolio Manager


                         SANKATY HIGH YIELD ASSET PARTNERS, L.P.


                         By: /s/ Diane J. Exter
                            ----------------------------------------------------
                            Name: Diane J. Exter
                            Title: Managing Director
                                   Portfolio Manager

                         SANKATY CREDIT OPPORTUNITIES, L.P.


                         By: /s/ Diane J. Exter
                            ----------------------------------------------------
                            Name: Diane J. Exter
                            Title: Managing Director
                                   Portfolio Manager


                         Sankaty Advisors, LLC as Collateral Manager for Race Point II CLO, Limited, as Term Lender


                         By: /s/ Diane J. Exter
                            ----------------------------------------------------
                            Name: Diane J. Exter
                            Title: Managing Director
                                   Portfolio Manager

                         PACIFICA PARTNERS I, LP


                         By: /s/ Sean Walker
                            ----------------------------------------------------
                            Name: Sean Walker
                            Title: Senior Vice President

                         ALLIANCE CAPITAL FUNDING


                         By: /s/ Robert Bayer
                            ----------------------------------------------------
                            Name: Robert Bayer
                            Title: Vice President

                         WEBSTER BANK


                         By: /s/ Elisabeth V. Piker
                            ----------------------------------------------------
                            Name: Elisabeth V. Piker
                            Title: Vice President

                         WESTPAC BANKING CORPORATION


                         By: /s/ Mark John
                            ----------------------------------------------------
                            Name: Mark John
                            Title: Head of Credit
                                   Europe & Americas

                         BANK OF AMERICA, N.A.


                         By: /s/ Laura T. Sweet
                            ----------------------------------------------------
                            Name: Laura T. Sweet
                            Title: Assistant Vice President

                         EXCEL BANK MINNESOTA


                         By: /s/ Natalie Armitage
                            ----------------------------------------------------
                            Name: Natalie Armitage
                            Title: Vice President

                         LONG LANE MASTER TRUST IV


                         By Fleet National Bank
                         As Trust Administrator


                         By: /s/ Michael J. Sullivan
                            ----------------------------------------------------
                            Name: Michael J. Sullivan
                            Title: Director

                         R/2/ TOP HAT, LTD.


                         By Amalgamated Gadget, L.P., its Investment
                         Manager


                         By Scepter Holdings, Inc., its General Partner


                         By: /s/ Geoffrey Raynor
                            ----------------------------------------------------
                            Name: Geoffrey Raynor
                            Title: President

                         MUZINICH CASHFLOW CBO II LTD.


                         By: /s/ Michael Ludwig
                            ----------------------------------------------------
                            Name: Michael Ludwig
                            Title: CFO, Muzinich & Co., Inc.


                         MUZINICH CASHFLOW CBO, LTD.


                         By: /s/ Michael Ludwig
                            ----------------------------------------------------
                            Name: Michael Ludwig
                            Title: CFO, Muzinich & Co., Inc.

                         SANDLER ASSOCIATES


                         By: /s/ Douglas E. Schimmel
                            ----------------------------------------------------
                            Name: Douglas E. Schimmel
                            Title: Managing Director


                         SANDLER ASSOCIATES II


                         By: /s/ Douglas E. Schimmel
                            ----------------------------------------------------
                            Name: Douglas E. Schimmel
                            Title: Managing Director


                         SANDLER COMMUNICATION OFFSHORE


                         By: /s/ Steven Waldhavoky
                            ----------------------------------------------------
                            Name: Steven Waldhavoky
                            Title: Director

                         GENERAL ELECTRIC CAPITAL CORPORATION


                         By: /s/ Terrell W. Harris
                            ----------------------------------------------------
                            Name: Terrell W. Harris
                            Title: Duly Authorized Signatory

                         BANC OF AMERICA STRATEGIC SOLUTIONS, INC.


                         By: /s/ John W. Woodiel III
                            ----------------------------------------------------
                            Name: John W. Woodiel III
                            Title: Managing Director

                         EXPORT DEVELOPMENT CANADA
                         (f/k/a Export Development Corporation)


                         By: /s/ Kevin Skilliter
                            ----------------------------------------------------
                            Name: Kevin Skilliter
                            Title: Loan Asset Manager


                         By  /s/  Dan Kovacs
                            ----------------------------------------------------
                            Name: Dan Kovacs
                            Title: Loan Asset Manager

                                   SCHEDULE I

                           APPLICABLE LENDING OFFICES

================================================================================
                               Domestic                 Eurodollar
                               Lending                   Lending
     Name of Lender             Office                    Office
================================================================================

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